MAY 21, 2008

                                                     REGISTRATION NO. 333-148042

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          POST-EFFECTIVE AMENDMENT NO.3


                                       TO
                                    FORM SB-2
                                       ON
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                JAMAICA JIM, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

             Nevada                       2844                 20-8538041
     ----------------------   ----------------------------  ----------------
     (State of Jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
     of Incorporation or      Classification Code Number)   Identification
     organization                                           No.)

                                JAMAICA JIM, INC.
                          1114 Fairfax Pike 2nd, Floor
                             Stephens City, VA 22655
                                 (540) 664-2934
                                 (540) 868-0513
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                                  Same as Above
          -------------------------------------------------------------
          (Address of principal place of business or intended principal place of business)

                                JAMAICA JIM, INC.
                          1114 Fairfax Pike, 2nd Floor
                             Stephens City, VA 22655
                                 (540) 664-2934
                               Fax: (540) 868-0513
                            Email: netsil01@gmail.com
                       Website: www.jamessilvester.com/jj
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                          Copies of Communications to:
                              Thomas C. Cook, Esq.
                     The Law Offices of Thomas C. Cook, Ltd.
                         500 N. Rainbow Blvd., Suite 300
                             Las Vegas, Nevada 89107
                             (702) 221-1925 (phone)
                              (702) 221-1926 (fax)

      Approximate date of proposed sale to public: As soon as practicable after the registration statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      Indicate by check whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). [X]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    Subject to Completion, dated May 21, 2008

Initial Public Offering
PROSPECTUS

                                JAMAICA JIM, INC.
                        6,000,000 Shares of Common Stock

      Any use of the words "us", "our", and/or "we" in this prospectus should be viewed as the same as using the word(s) "the Company" or "Company". Any use of the word "SEC" shall mean reference to the United States Securities And Exchange Commission. Any use of the word "Edgar" shall mean Electronic Data Gathering Analysis and Retrieval System maintained by the SEC.

      We have prepared this prospectus to allow our current stockholders to sell up to 6,000,000 shares of our common stock. We are not selling any shares of common stock under this prospectus. This prospectus relates to the disposition by the selling security holders listed on pages 16 through 21, or their transferees, of up to 6,000,000 shares of our common stock already issued and outstanding. We will receive no proceeds from the disposition of already outstanding shares of our common stock by the selling security holders.

      The selling security holders may sell these shares from time to time after this Amended Registration Statement is declared effective by the Securities and Exchange Commission. We will not receive any of the proceeds received by the selling security holders.

      The selling security holders will sell at a price per share of $1.00 until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

      Throughout this registration statement reference is made to existing shareholders paying $0.0102 for their shares for a total of $61,300. The actual price is $0.0102166 which we rounded to the nearest fourth decimal point for the sake of mathematical ease and reporting purposes. This creates an approximate $100.00 disparity in the actually number and may alter percentage comparisons within this Registration Statement by very small and immaterial amounts.

      For a description of the plan of distribution of the shares, please see page 22 of this prospectus. There is no public market for our securities. We have contacted an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board; however, there can be no assurance that the Financial Industry Regulatory Authority (FINRA) will approve the inclusion of our common stock.

      We urge you to read carefully the "Risk Factors" section beginning on page 6, where we describe specific risks associated with an investment in Jamaica Jim, Inc., and these securities.

                             ----------------------

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ----------------------

      The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these Securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE DATE OF THIS AMENDED PROSPECTUS IS MAY 21, 2008.

TABLE OF CONTENTS


                                                                             PAGE
                                                                             ----
Prospectus Summary                                                             5
Summary Financial Information                                                  7
Risk Factors                                                                   8
About This Prospectus                                                         19
Available Information                                                         19
Special Note Regarding Forward-Looking Information                            20
Use of Proceeds                                                               21
Selling Security Holders                                                      21
Plan of Distribution                                                          28
Determination of Offering Price                                               29
Legal Proceedings                                                             29
Directors, Executive Officers, Promoters and Control Persons                  29
Security Ownership of Beneficial Owners and Management                        32
Description of Securities                                                     33
Share Analysis And Value                                                      34
Dilution                                                                      34
Interest of Named Experts and Counsel                                         35
Disclosure of Commission Position on Indemnification for
   Securities Act Liabilities                                                 35
Description of Business                                                       36
Available Information                                                         40
Plan of Operation                                                             41
Description of Property                                                       47
Certain Relationships and Related Transactions                                47
Market for Common Equity and Related Stockholder Matters                      47
Executive Compensation                                                        48
Index to Financial Statements                                                 50
Jamaica Jim, Inc. Interim Quarterly Financial Statement Ending 12/31/2007     62
Jamaica Jim, Inc. Interim Quarterly Financial Statement Ending 3/31/2008      78

The United States Securities And Exchange Commission has requested as part of this amendment number 3 to the Registration Statement that we incorporate our interim financial statements into this amendment filing and specifically those being for the first and second quarters of fiscal 2008. These financials statements are already reported on the SEC's Edgar System as 10QSB filings, but will also be reported within this amendment number 3 to the Registration Statement in addition to the audited year end statement ending September 30, 2007 that currently exists within the document.

PROSPECTUS SUMMARY

The initial registration statement became effective as of January 8, 2008. The filing of an amended registration statement is the same as filing a new registration statement subject to review and comment by the United States Securities and Exchange Commission (SEC).

You should read the following summary together with the entire prospectus, including the more detailed information in the financial statements and related notes appearing elsewhere in this prospectus. You should carefully consider the matters discussed in "Risk Factors" beginning on page 8.

Jamaica Jim, Inc. ("THE COMPANY")
-------------------------------------

The Company's Business: The Company's principal contact information is as follow:

The Company's principal executive and administrative offices are located at 1114 Fairfax Suite 26 Stephens City, VA 22655. The Company's telephone number is
(540) 664-2934. The Company's Fax Number is (540) 868-0513. The Company's email address is netsil01@gmail.com and its world wide web address is:
http://www.jamessilvester.com/jj/.

JAMAICA JIM, INC. is organized under the laws of the State of Nevada to market various products, including suntan lotions, sun block lotions, T-Shirts, sunglasses and accessories, cigars, alcoholic beverages, etc., under the trademarked brand named Jamaica Jim. JAMAICA JIM, Inc. will contract (source out) to produce, distribute, and sell its products.

JAMAICA JIM, INC. will use an aggressive and creative marketing campaign to position itself in a way to take advantage of an expanding market in sunscreen products now beginning to show itself due to consumer concerns over skin cancer and its relation to ozone depletion.

JAMAICA JIM, INC. will not only position itself to secure that section of the market associated with the concerns over the ozone's depletion but will also pursue a broader market through the widespread use of the character logo Jamaica Jim. The Company will attempt to make Jamaica Jim a household name easily recognized and identified with the Company's product line.

State Of Organization:           The Company was incorporated in the State of
                                 Nevada on January 26, 2007

Maximum Shares Offered:          The Company's selling stockholders are selling
                                 a maximum of 6,000,000 shares of the Company's
                                 common stock. The selling stockholders are
                                 offering the shares without any underwriting
                                 discounts or commissions, but reserves the
                                 right to employ underwriters, dealers, and
                                 brokers at any time in the future. The purchase
                                 price is $1.00 per share.

Minimum Shares Offered:          There are no minimum purchase requirements.

Numbers Of Shares Outstanding    6,000,000 shares of the Company's common stock
                                 are currently issued and outstanding. If all
                                 the offered shares are sold, 6,000,000 shares
                                 of the Company's common stock will be issued
                                 and outstanding after the offering.

Estimated Use Of Proceeds        The Company will not receive any funds from the
                                 sale of these shares

This is a "Shell" Company        The Company is a "shell" company as defined by
                                 the United States Securities Exchange
                                 Commission (See Risk Factors).

As a result of our recent formation and current operations we currently have one full time and three part time employees.

Going Concern
-----------------

The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of the Company as a going concern. The Company's cash position may be inadequate to pay all of the costs associated with developing and executing our business plan. Management intends to use borrowings and security sales to mitigate the effects of its cash position, however no assurance can be given that debt or equity financing, if and when required will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue existence.

           Our principal executive office address and phone number is:

      JAMAICA JIM, INC., 1114 Fairfax Pike Suite 26 Stephens City, VA 22655
(540) 664-2934

                                  The Offering
                                  ------------

Shares offered by the selling security holders .....   6,000,000 shares of common
                                                       stock, $0.001 par value per
                                                       share, which include:

Offering price .....................................   $1.00

Total shares of common stock outstanding as ........   6,000,000
of March 31, 2008

Total proceeds raised by us from the disposition ...   We will not receive proceeds
of the common stock by the selling security            from the disposition of
holders or their transferees                           already outstanding shares of
                                                       our common stock by selling
                                                       security holders or their
                                                       transferees.

                          SUMMARY FINANCIAL INFORMATION
                          -----------------------------

The following table sets forth summary financial information derived from our financial statements. The information should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus and those documents filed with SEC's Edgar System located at http://www.sec.gov. Please take note that all interim financial statements since the end of the fiscal year ending September 30, 2007 have been filed wit the SEC's Edgar System and are available for public review at http://www.sec.gov.

                 January 26, 2007 (Inception) To March 31, 2008
                              (End Of Fiscal Year)
                                    Unaudited

              Income Statement Data

Revenue: .................................   0

Expenses:
   General and administrative expenses ...   0
     Total expenses ......................   0

Net loss .................................   0

Weighted average number of common
shares outstanding ($0.001) par
value shares .............................   6,000,000

Net (loss) per share .....................   0

               Balance Sheet Data:

Total Assets .............................   $61,300
Liabilities ..............................   $0
Stockholders' Equity .....................   $61,300

                                  RISK FACTORS
                                  ------------

      Investing in our common stock will provide you with an equity ownership in Jamaica Jim, Inc. As one of our stockholders, you will be subject to risks inherent in our business. The value of your investment may decrease, resulting in a loss. You should carefully consider the following factors as well as other information contained in this prospectus before deciding to invest in shares of our common stock. As of the date of this filing, our management is aware of the following material risks.

--------------------------------------------------------------------------------
SUMMARY OF RISKS RELATING TO AN INVESTMENT IN JAMAICA JIM, INC,

We are a development stage company organized on January 26, 2007 in the State of Nevada and have no operating history, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment. In addition the Company is a "shell" company as defined by the United States Securities Exchange Commission. As a shell, the Company will not be able to rely upon Fors S-8. This prohibits reporting shell companies from using Form S-8, the form public companies use to register securities in connection with employee benefit plans under the Securities Act, until sixty days after such companies cease to be shell companies and file required information (See SEC Release Number 33-8587). Additionally, the Company shareholders can not relay upon SEC Rule 144 to sell their shares. Rule 144 was developed to allow holders of restricted and control shares, both affiliates and non-affiliates, to sell a portion of their shares outside the traditional and normal holding periods required under federal law. See http://www.sec.gov/investor/pubs/rule 144l.htm).

      In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating the Company's business before purchasing any of the Company's shares of common stock. A purchase of the Company's common stock is speculative in nature and involves significant risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase the offered shares because such a purchase is highly speculative and involves significant risks. The Company's business objectives must also be considered speculative, and the Company cannot guarantee that the Company will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in the Company completely.

RISKS RELATED TO THE COMPANY'S BUSINESS:

The Company anticipates that the offering expenses for this offering will be approximately $5,000. Some of the expenses the Company have already paid. Specifically, the Company has paid retainers to the Company's legal and accounting experts. The Company's operations are currently limited. In order to fully expand the Company's operations, the Company will be required to expend significant funds in the future.

The Company has a limited operating history upon which an evaluation of the Company's prospects can be made and therefore the Company's prospects should be considered speculative.

The Company was incorporated on January 26, 2007 in the State of Nevada. The Company's lack of operating history makes an evaluation of the Company's business and prospects very difficult. The Company's prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. The Company cannot be certain that the Company's business will be successful or that the Company will generate significant revenues. Specifically, new development stage companies such as ours typically experience significant difficulties. Such difficulties include, but are not necessarily limited to:

      o     lack of organization;

      o undue stress on management due to the pressures associated with a development stage company which is earning little to no revenues;

      o finding a unique niche in the market within which the Company operate;

      o finding an adequate price for the Company's products which will allow the Company to cover the Company's costs and make a profit;

      o finding sufficient funding to move forward with the Company's business plan while staying away from cash flow problems;

      o     setting realistic goals and achieving those goals, step by step;

      o developing effective strategies to take advantage of market conditions as well as strategies to get through the tough times; and

      o stay flexible in the Company's business structure to account for unforeseen problems and difficulties.

The Company may have problems hiring sufficient staff to operate the Company's business should the Company need such staff to continue the Company's operations. If the Company is not able to hire sufficient staff, the Company's ability to expand the Company's business will be harmed.

If the Company is able to expand the Company's operations, the Company may need to hire additional staff. Finding quality and competent staff could be difficult. There are other companies, both small and large, which offer similar products. The Company will compete with those companies for qualified staff. In order to hire and retain staff, the Company will likely need to offer certain benefits, such as, medical benefits, 401K Plans and other retirement benefits. As of the date of this prospectus, the Company has not made specific arrangements to offer such benefits and have not yet investigated the costs associated with providing such benefits. There is no guarantee the Company will have sufficient funds to establish such plans. The Company's inability to attract qualified staff could harm the Company's ability to expand the Company's operations. If the Company is not able to expand the Company's operations, the Company's ability to earn additional revenue will be harmed.

The Company may be undersold by the Company's competitors and, in such a case, the Company may not be able to remain competitive which will harm the Company's ability to continue the Company's business operations.

The industry within which the Company operates is highly competitive. The industry may be further inundated with companies providing similar products. This could result in price reductions and reduced revenues. The Company runs the risk of setting the Company's prices either too high, which could discourage interest in the Company's products, or too low, which could result in the Company's inability to earn a profit. The Company may also experience a cash flow crisis if the Company ties up cash in equipment or other assets. The Company believes that as the Company grows the Company's business, if the Company is able to grow the Company's business, the Company will experience increased expenses for: legal, accounting, employee salaries and benefits, insurance, supplies and marketing. In the event the Company is unable to remain competitive in the Company's pricing, the Company's ability to sell the Company's products and earn revenues will be harmed.

The Company expects to incur significant operating and capital expenditures and, as a result, the Company may expect significant net losses in the future. Although the Company does not know the exact amount, the Company does believe that as the Company grows the Company's business, the Company will need access to additional funds. The Company does believe that the Company's general operating expenses will increase significantly over the next year depending on available cash. However, there is no guarantee that the Company will be able to raise sufficient funds to pay the Company's expenses. If the Company is not able to raise such funds, the Company will not be able to expand the Company's operations. The Company will need to generate significant revenues to achieve and maintain profitability. The Company may not be able to generate sufficient revenues to achieve profitable operations.

The Company's ability to succeed is uncertain because the Company currently has limited sources of revenue and needs additional funds to market the Company's products. Therefore, if the Company does not raise funds in the future or if the Company fails to generate revenues, investors may lose all or part of their investment.

The Company has not yet engaged in any significant marketing of the Company's products. Therefore, the Company's marketing activities are significantly limited and, to fund more sophisticated marketing activities, the Company needs to raise funds or generate revenues. It will be difficult to raise revenues; however, if the Company does not have the funds to increase the Company's marketing activities. The Company's inability to raise sufficient funds or generate revenues may significantly hinder the Company's ability to conduct marketing activities and thus impair the Company's ability to generate revenue. If the Company is unable to generate sufficient revenue, the Company's business will fail and purchasers of the offered shares will likely lose their entire investment.

If the Company does not raise funds, the Company may not have adequate resources to market the Company's products in order to compete successfully.

The Company may need to raise additional capital to market the Company's products. The Company's failure to raise additional capital will limit any proposed marketing activities.

The Company does not know if the Company will be able to acquire additional financing at commercially reasonable rates. The Company anticipates that the Company will spend significant funds on the marketing and promotion of the Company's products. The Company's failure to obtain additional funds would significantly limit or eliminate the Company's ability to fund the Company's sales and marketing activities.

The Company anticipates it may seek additional funding through public or private sales of the Company's securities in order to fully expand the Company's operations. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to the Company. In the event that the Company is not able to obtain additional funding on a timely basis, the Company may be required to limit any proposed operations or eliminate certain programs or all of the Company's marketing programs, either of which could harm the Company's ability to make a profit.

The Company has not generated any significant revenues. The Company expects to incur significant operating and capital expenditures and, as a result, the Company expects significant net losses for the foreseeable future. The Company will need to generate significant revenues to achieve and maintain profitability. The Company may not be able to generate sufficient revenues to achieve profitable operations. If the Company is not able to generate significant revenues, the Company's ability to continue as a going concern will be jeopardized. "The Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern." According to Company management, these factors raise substantial doubt about the Company's ability to continue as a going concern. If the Company is not able to pay the Company's operating expenses, the Company may have to liquidate the Company and its assets. The Company's sole officer has expressed his intent to assist in the payment of the Company's operating expenses as long as he maintains his majority stock ownership in the Company. However, the Company's sole officer is under no obligation to pay the Company's expenses. The Company has not formulated a plan of liquidation in the event the Company's officers and directors do not pay the Company's expenses.

The Company depends on the efforts and abilities of certain of the Company's senior management and a loss of such management could hinder the Company's ability to conduct operations and generate revenues.

The interruption of the services of key management could harm the Company's operations, profits, and future development, if suitable replacements are not promptly obtained. Specifically, James L. Silvester, the Company's sole officer provides valuable experience in business, financial, and strategic planning matters, progressive staff development methods and creative problem solving and implementation, and has participated in business turnarounds, startups, and corporate development. If Mr. Silvester terminated his relationship with the Company, the Company's operating results would suffer greatly. The Company cannot guarantee that executives will remain with the Company during or after the term of any proposed employment agreement, if the Company enters into such agreements. In addition, the Company's success depends, in part, upon the Company's ability to attract and retain other talented personnel. Although the Company believes the Company will be successful in attracting and retaining qualified personnel, the Company cannot guarantee that the Company will be able to do so. The Company's officers and directors will hold office until their resignations or removal.

As the Company's sole officer, Mr. Silvester does not devote his full business time to the Company's business, therefore the Company may not be able to implement the Company's business plan and the Company's business may fail.

The person serving as the Company's sole officer has existing responsibilities and may have additional responsibilities to provide management to other entities. The Company cannot guarantee that any of the Company's officers or directors will be able to devote sufficient amounts of their business time to enable the Company to implement the Company's business plan. If any or all of the Company's officers or directors do not devote a sufficient amount of their business time to the management of the Company's business, then the Company's business may fail.

Since the Company's incorporation, the Company has not received any revenues. As of March 31, 2008 the Company has no accumulated deficit and net working capital of 0.

THE COMPANY'S SECURITIES HAVE NO CURRENT TRADING MARKET.

THERE IS A DISPARITY IN THE PRICE PAID BY JAMES L. SILVESTER AND OTHER SHAREHOLDERS AND THE OFFERING PRICE AND YOU WILL EXPERIENCE IMMEDIATE DILUTION OF YOUR INVESTMENT.

The Company's sole officer has been awarded 4,000,000 shares of the Company's $0.001 par value common stock.

Your investment as a percentage of offering price could be diluted substantially, depending on the number of shares sold in this offering. The more shares sold the less dilution. In any case, your dilution will be substantial. (See Dilution, pg (34).

THE COMPANY'S SOLE OFFICER IS NOT REQUIRED TO COMMIT HIS FULL TIME TO THE COMPANY'S AFFAIRS AND, ACCORDINGLY, HE MAY HAVE CONFLICTS OF INTEREST IN ALLOCATING MANAGEMENT TIME

Mr. Silvester intends to devote approximately 50 percent (50%) of his time to the Company's affairs. He may have conflicts of interest in allocating management time among his various business activities.

RISKS RELATED TO THIS OFFERING

The Company arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because the Company has no significant operating history and has not generated any significant revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets the Company own. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for the Company's common stock, the shares may not attain market values commensurate with the offering price.

The Company lacks a public market for shares of the Company's common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of the Company's common stock. The Company cannot guarantee that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of the Company's common stock. Should there develop a significant market for the Company's shares, the market price for those shares may be significantly affected by such factors as the Company's financial results and introduction of new products. Factors such as announcements of new or enhanced products by the Company or the Company's competitors and quarter-to-quarter variations in the Company's results of operations, as well as market conditions in the Company's sector may have a significant impact on the market price of the Company's shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Investors in this offering will suffer immediate and substantial dilution of their investment; however, the exact dilution depends on the number of shares sold in this offering.

The initial selling price is substantially higher than the pro forma net tangible book value per share of the Company's outstanding common stock.

Any new investor in the company will suffer a substantial Dilution in the value of there shares. A new investor purchasing shares from this offering at $1.00 per share will be purchasing their shares at substantially more that the existing stockholders by a factor of approximately 100 to 1, for which they paid approximately $0.0102 per share.

                          Dilution Table Based On Cost
                          ----------------------------

Existing Shareholders   $0.0102 Per Share
New Shareholders                            $1.00 Per Share
Difference                                                   $0.9898 Per Share

Also, percentage ownership disparities will also occur. For example, should a person purchase 100,000 shares of stock under this offering, the total cost would be $100,000.00, yet that new shareholder would only own 1.7 percent of the company, while the existing shareholders would own 98.3 for which they paid only $120,000 in property, and services.

            Dilution Table Based On Cost And Percentage Of Ownership
            --------------------------------------------------------

New Shareholders         100,000 Shares    $100,000.00 Cost    1.7% Owned

Existing Shareholders  5,900,000 Shares    $61,300 Cost       98.3% Owned

The Company's existing shareholders control the Company's operations and may be able to significantly influence matters requiring shareholder approval.

The Company's sole officer will beneficially own approximately 4,000,000 shares or approximately sixty-seven (67%) of the Company's common stock following the completion of this offering if all of the shares are sold, As a result, he will be able to significantly influence all matters requiring shareholder approval, including the election and removal of directors, approval of significant corporate transactions and decisions of whether a change in control will occur.

Because the Company may be subject to the "penny stock" rules, the level of trading activity in the Company's stock may be reduced, which may make it difficult for investors to sell their shares. The Company cannot guarantee that any or all of the shares will be sold.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of the Company's common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction. If the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and provide monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may reduce the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in the Company's common stock may find it difficult to sell their shares.

You should consider our prospects in light of the risks and difficulties frequently encountered by early stage companies. These risks include, but are not limited to, an unpredictable business environment, the difficulty of managing growth, and the use of our business model. To address these risks, we must, among other things:

      o     expand our customer base;

      o     enhance our brand recognition;

      o     expand our product and service offerings;

      o access sufficient product inventory to fulfill our customers' orders;

      o     successfully implement our business and marketing strategy;

      o     provide superior customer service and order processing;

      o     respond effectively to competitive and technological developments;
            and

      o     attract and retain qualified personnel.

REVIEW OF RISKS RELATED TO THIS OFFERING

Our ability to continue as a going concern is in doubt.

We are in the development stage and have not generated any revenues since our inception. Our only source of funds has been the sale of our common stock. We continue to incur operating expenses, legal and accounting expenses, consulting fees and promotional expenses. These factors raise substantial doubt about our ability to continue as a going concern. Our auditors have raised a concern regarding our ability to continue as a going concern.

We will require additional financing in order to implement our marketing plan. In the event we are unable to acquire additional financing, we may not be able to implement our market plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs of developing professional marketing materials, hiring new employees and commencing marketing activities for our websites. To fully implement our business plan we will require substantial additional funding.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders may lose part or all of their investment.

Because we face intense competition, an investment in our company is highly speculative, which may result in a loss in your investment in us.

A number of our competitors are well established, substantially larger and have substantially greater market recognition, greater resources and broader distribution capabilities than we have. New competitors are continually emerging. Increased competition by existing and future competitors could materially and adversely affect our profitability.

These potential competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements than us and may be able to undertake more extensive promotional activities, offer more attractive terms to customers and adopt more aggressive pricing policies than we do. Additionally, there are no significant impediments to entering into the Company's market.

We are significantly dependent on James Silvester, our sole officer, who has limited experience in running a business such as ours. The loss or unavailability to the Company of Mr. Silvester's services would have an adverse effect on our business, operations and prospects which could result in a loss of your investment in us.

Our business plan is significantly dependent upon the abilities and continued participation of James Silvester, our sole officer. Mr. Silvester is not irreplaceable; however it would be difficult to replace Mr. Silvester at such an early stage of development. The loss or unavailability of Mr. Silvester's services would have an adverse effect on our business, operations and prospects. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Silvester, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Silvester, then, in that event we would be required to cease pursuing our business opportunity, which could result in a loss of your investment.

Mr. Silvester has no experience in running a public company. The lack of experience in operating a public company could impact your return on investment, if any.

As a result of our reliance on Mr. Silvester, and his lack of experience in operating a public company, our investors are at risk in losing their entire investment. Mr. Silvester intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, although such management is not anticipated until the occurrence of future financing. Until such management is in place, we are reliant upon Mr. Silvester to make the appropriate management decisions based upon his lack of experience.

Mr. Silvester may become involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Silvester's limited time devotion to the Company, less than 200 hours per month, could have an adverse effect on our operations.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Silvester may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Silvester will devote only a portion, less than 100 hours per month, of his time to our activities. As our sole officer, decisions are made at his sole discretion and not as a result of compromise or vote by members of a board.

We are dependent on several third party providers. If these parties are unwilling or unable to continue providing services to us, our business could be seriously harmed.

We are currently dependent upon third party providers to manufacture and distribute products to customers in a timely manner. We do not have any long-term agreements with any of these third parties. If we do not maintain our existing relationships with these providers on acceptable commercial terms, we may not be able to offer a broad selection of merchandise, and customers may refuse to purchase our goods.

We rely on distributors to fulfill a number of traditional retail functions, including maintaining inventory and preparing merchandise for shipment to individual customers. In the future, vendors may not be willing to provide these services at competitive rates. In addition, vendors may refuse to develop the communications technology necessary to support our direct shipment infrastructure. We also have no effective means to ensure that providers will continue to perform these services to our satisfaction. Customers could become dissatisfied and cancel their orders or decline to make future purchases if we or our providers are unable to deliver products on a timely basis. If customers become dissatisfied with our distributors and third party service providers, our reputation could suffer.

Our operations are also heavily dependent upon a number of other third parties for customer service and support, credit card processing, and hosting our system infrastructure. In addition, our distributors and fulfillment providers will use Federal Express Corporation, United Parcel Service, the United States Postal Service, and other delivery outlets to deliver substantially all of the products sold. If the services of any of these third parties become unsatisfactory, customers may experience lengthy delays in receiving orders, and we may not be able to find a suitable replacement on a timely basis or on commercially reasonable terms.

We have incurred losses and expect to continue to incur losses for the foreseeable future. Continued losses could result in the loss of your investment.

We have not achieved profitability since our inception on January 26, 2007, and we incurred no net losses for the year ended September 30, 2007. We expect to incur losses in the foreseeable future due to costs and expenses related to:

      o     the implementation of our business model and our pricing strategies;

      o     brand development, marketing and other promotional activities;

      o     the expansion of our product and service offerings;

      o     the continued development of our websites; and

      o     the development of strategic relationships.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this offering, there is no public market for our common stock. Although we have contacted an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason.

Because our common stock is deemed a low-priced "Penny" stock, an investment in our common stock should be considered high risk and subject to marketability restrictions. These marketability restrictions may prevent you from liquidating your stock, thus causing a loss of your investment.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

      o Deliver to the customer, and obtain a written receipt for, a disclosure document;

      o     Disclose certain price information about the stock;

      o Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

      o Send monthly statements to customers with market and price information about the penny stock; and

      o In some circumstances, approve the purchaser's account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

                              ABOUT THIS PROSPECTUS

You should only rely on the information contained in this prospectus. We have not, and the selling security holders have not, authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                              AVAILABLE INFORMATION

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Exchange Act of 1934, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under sections 13 and 15 of the Securities Act of 1933, as amended.

All of our reports can be reviewed through the SEC's Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC's website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year.

We have filed with the Commission a registration statement and amended registration statements on S-1 under the Securities Act of 1933 with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statements, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, reference is made to such registration statements, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statements, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules, may be reviewed and copied at the SEC's public reference facilities or through the SEC's EDGAR website.


                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Some of the statements under "Prospectus Summary", "Risk Factors", "Plan of Operation", "Description of Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "intends to", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors", "Plan of Operation" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results.

We make statements in this prospectus and in the documents we incorporate by reference that are considered forward-looking statements within the meaning of the Securities Act and the Exchange Act. Sometimes these statements contain words such as may, believe, expect, continue, intend, or other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other factors that could cause our actual performance or achievements to be materially different from those we project. The following factors, among others, could cause materially different results from those anticipated or projects:

      o     heightened competition;

      o failure to identify, develop or profitably manage additional businesses;

      o     failure to obtain new customers or retain existing customers;

      o     inability to carry out marketing and sales plans;

      o     inability to obtain capital for future growth;

      o     loss of key executives; and

      o     general economic and business conditions.

We do not have a policy of updating or revising forward-looking statements and thus it should not be assumed that silence by us over time means that actual events are bearing out as estimated in such forward looking statements.

                                 USE OF PROCEEDS

We will not receive any proceeds from the disposition of the shares of common stock by the selling security holders or their transferees.

                            SELLING SECURITY HOLDERS

The shares to be offered by the selling security holders are "restricted" securities under applicable federal and state laws and are being registered under the Securities Act of 1933, as amended (the "Securities Act") to give the selling security holders the opportunity to publicly sell these shares. The registration of these shares does not require that any of the shares be offered or sold by the selling security holders. The selling security holders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

Each of the selling security holders (i) acquired the securities covered by this prospectus in the ordinary course of business, and (ii) at the time of acquisition of such securities, the selling security holder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling security holders.

SELLING SECURITY HOLDER INFORMATION
---------------------------------------

The following is a list of selling security holders who own an aggregate of 6,000,000 shares of our common stock covered in this prospectus.

                                                     Before And After*

                               Number   Total          Percentage
                               of       Number         of
                               Common   of Shares      Shares       Number of    Shares
                               Stock    Beneficially   Owned        Shares       Owned After
Name & Address                 Owned    Owned (1)      (1)(4)(6)    Offered(2)   Offering(3)
---------------------------    ------   ------------   ----------   ----------   -----------
CAROLYN AVERA                   15000          15000          0       15000            0
5505 BUFFALO RD
RALEIGH, NC

PENN AVERA                      15000          15000          0       15000            0
5505 BUFFALO RD
RALEIGH, NC

CHRISTINE L. BAKER               1000           1000          0        1000            0
255 MILLWOOD AVENUE
WINCHESTER, VA. 22601

CHRISTOPHER L. BAKER             1000           1000          0        1000            0
255 MILLWOOD AVENUE
WINCHESTER, VA. 22601

PATRICK A. BAKER                 1000           1000          0        1000            0
255 MILLWOOD AVENUE
WINCHESTER, VA. 22601

PHILLIP A. BAKER                 1000           1000          0        1000            0
255 MILLWOOD AVENUE
WINCHESTER, VA. 22601

STAN W. BROOKS, JR.            114000         114000        1.9      114000            0
1058 BRAXTON ROAD
FRONT ROYAL, VA 22630

LISA CHISHOLM                   30000          30000          0       30000            0
206 CAMELLIA COURT
STEPHENS CITY, VA 22655

CINDY DELZOPPO                  10000          10000          0       10000            0
LONG & FOSTER
12345 WAKE FOREST ROAD
SUITE F
CLARKSVILLE, MD 21029

BENJAMIN DICK                    5000           5000          0        5000            0
611 WATSON AVE
CHARLOTTESVILLE, VA

DORIS DOLAN                      5000           5000          0        5000            0
1565 WHITTIER AVENUE
WINCHESTER, VA 22601

RON DOLAN                        5000           5000          0        5000            0
1565 WHITTIER AVENUE
WINCHESTER, VA 22601

BRUCE DOWNING                   25000          25000          0       25000            0
HARRISON & JOHNSTON, PLC
PO BOX 809
WINCHESTER, VA. 22604

JOHN DOWNING                   310000         310000        5.2      310000            0
HARRISON & JOHNSTON, PLC
PO BOX 809
WINCHESTER, VA. 22604

FAY DUTTON                        500            500          0         500            0
342 FAIRMONT AVE
WINCHESTER, VA 22601

RUSTY FOLTZ                       500            500          0         500            0
196 BUCKHORN LANE
WINCHESTER, VA 22602

GARY GARRIES                     5000           5000          0        5000            0
1000 ALLEN DRIVE
WINCHESTER, VA 22601

MATTHEW HAYES                     500            500          0         500            0
50 EAST PICCADILLY STREET
WINCHESTER, VA 22601

KAREN HELM                       5000           5000          0        5000            0
116 ACADEMY LANE
WINCHESTER, VA 22601

RICHARD HELM                    30000          30000          0       30000            0
116 ACADEMY LANE
WINCHESTER, VA 22601

JIM KELLY                        2500           2500          0        2500            0
411 SOUTH KENT STREET
WINCHESTER, VA 22601

GERALD L. KINZIE                 9000           9000          0        9000            0
124 WOOD AVENUE
WINCHESTER, VA 22601

JOHN KINZIE, JR.                  500            500          0         500            0
124 WOOD AVENUE
WINCHESTER

FRANCES S. LUTTRELL              6500           6500          0        6500            0
107 CALICO COURT
WINCHESTER, VA. 22602

JOHN W. LUTTRELL                 5000           5000          0        5000            0
107 CALICO COURT
WINCHESTER, VA. 22602

BOB MAHER                        2000           2000          0        2000            0
139 NORTH LOUDOUN STREET
WINCHESTER, VA 22601

CHRISTINE L. MARCH               2000           2000          0        2000            0
255 MILLWOOD AVENUE
WINCHESTER, VA. 22601

ERIN R. MARCH                    2000           2000          0        2000            0
PO BOX 383
CLEARBROOK, VA. 22624

LARRICK S. MARCH                 2000           2000          0        2000            0
PO BOX 383
CLEARBROOK, VA. 22624

MICHAEL S. MARCH                15000          15000          0       15000            0
322 FAWN DRIVE
WINCHESTER, VA. 22602

SUSAN P. MARCH                   2000           2000          0        2000            0
PO BOX 383
CLEARBROOK, VA. 22624

WILLIAM MILLER                   1500           1500          0        1500            0
MARY'S BAY BAR & GRILL
WEST END
NEGRIL, JAMAICA

JIM MOYER                         500            500          0         500            0
301 ASHLEY COURT
BERRYVILLE, VA 22611

GARY NELSON                       500            500          0         500            0
139 NORTH LOUDOUN STREET
WINCHESTER, VA 22601

HILDA E PETRUCCI                30000          30000          0       30000            0
215 EAST 19TH STREET
FRONT ROYAL VA 22630

LISA PRODYWUS                    1500           1500          0        1500            0
PAYTON ST
WINCHESTER, VA 22601

TIM ROGERS                        500            500          0         500            0
104 SELMA DRIVE
WINCHESTER, VA 22601

JOSEPH SARDINA                   5000           5000          0        5000            0
238 PHILIP LANE
EPHRATA, PA 17522

CHRISTOPHER M. SCOTT            30000          30000          0       30000            0
PO BOX 95
MCDOWELL, VA 24458

HEATHER G. SCOTT                10000          10000          0       10000            0
PO BOX 95
MCDOWELL, VA 24458

RUTH I. SCOTT                    6500           6500          0        6500            0
PO BOX 95
MCDOWELL, VA 24458

MINDY SELF                       1000           1000          0        1000            0
P.O. BOX 4313
WINCHESTER, VA 22601

ARIEL SHRY                       1000           1000          0        1000            0
P.O. BOX 4313
WINCHESTER, VA 22601

DEBORAH D. SILVESTER           557000         557000        9.3      557000            0
102 LAKESIDE DRIVE
STEPHENS CITY, VA 22655

JAMES L. SILVESTER            4000000             (7)      66.7          (7)          (7)
102 LAKESIDE DRIVE
STEPHENS CITY, VA 22655

JONATHAN L. SILVESTER           50000          50000          0       50000            0
102 LAKESIDE DRIVE
STEPHENS CITY, VA 22655

KATHERINE L. SILVESTER          50000          50000          0       50000            0
102 LAKESIDE DRIVE
STEPHENS CITY, VA 22655

MADISON L. SILVESTER            50000          50000          0       50000            0
102 LAKESIDE DRIVE
STEPHENS CITY, VA 22655

NICHOLAS D. SILVESTER           50000          50000          0       50000            0
102 LAKESIDE DRIVE
STEPHENS CITY, VA 22655

NANCY SIMMONS                    5000           5000          0        5000            0
1524 DALTON PLACE
WINCHESTER, VA 22601

ROBERT C. SIMMONS                5000           5000          0        5000            0
1524 DALTON PLACE
WINCHESTER, VA 22601

ROBERT W. SIMMONS              400000         400000        6.7      400000            0
1524 DALTON PLACE
WINCHESTER, VA 22601

WILLIAM C. SIMMONS               5000           5000          0        5000            0
1524 DALTON PLACE
WINCHESTER, VA 22601

PHILLIP SMALLWOOD                1500           1500          0        1500            0
201 SUTTON COURT
WINCHESTER, VA 22601

JASON TEVALT                   100000         100000        1.7      100000            0
7840 MIDDLE ROAD
MIDDLETOWN, VA 22645

LEON URBAITEL                   10000          10000          0       10000            0
33 NORTH AVE, SUITE 12
BURLINGTON, VT 05401

ERIC WILT                         500            500          0         500            0
121 N. WASHINGTON ST.
WINCHESTER, VA 22601

* Notes To Table

(1) All shares owned in this column and all percentages are based on 6,000,000 shares of common stock issued and outstanding on September 30, 2007.

(2) This table assumes that each security holder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Selling security holders are not required to sell their shares. See "Plan of Distribution" beginning on page 21.

(3) Assumes that all shares registered for resale by this prospectus have been issued and sold.

(4) Any Percentage Less Than One Percent Will be Reported As "0"

(5) The Company has declared itself a "Shell" corporation thus Rule 144 does not apply.

(6) All figures are rounded to the nearest percent.

(7) The shares of James L. Silvester are included in this offering.

                              PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by any of the selling security holders as to any plan of distribution, other than the plan of distribution provided in this prospectus.

There is no public market for our securities. We intend for our stock to be quoted on the OTC Bulletin Board. We have contacted an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board; however, there can be no assurance that NASD will approve the inclusion of our common stock. Although we have only a verbal agreement with a market maker to apply for the quotation of our securities on the OTC Bulletin Board, we anticipate finalizing the registration of our securities in this prospectus. We believe it may take up to 12 months prior to receiving our quotation after submittal, if it is approved at all. Quotation of our common stock on the OTC Bulletin Board may provide for liquidity in our common stock; however there is no assurance of such liquidity.

Distributions of the shares by the selling security holders may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares may be sold include:

      o a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

      o     exchange distributions and/or secondary distributions;

      o     sales in the over-the-counter market;

      o     underwritten transactions;

      o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

      o     privately negotiated transactions.

Such transactions may be effected by the selling security holders at market prices prevailing at the time of sale or at negotiated prices. The selling security holders may effect such transactions by selling the common stock to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling security holders and may receive commissions from the purchasers of the common stock for whom they may act as agent. The selling security holders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares for sale under the Securities Act and to indemnify the selling security holders and each person who participates as an underwriter in the offering of the shares against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the common stock under this prospectus, the selling security holders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders also may sell shares of common stock short and deliver them to close out the short positions or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.

The selling security holders and any underwriters, dealers or agents that participate in distribution of the shares may be deemed to be underwriters, and any profit on sale of the shares by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurances that the selling security holders will sell any or all of the shares offered under this prospectus.

                         DETERMINATION OF OFFERING PRICE

We have determined the offering price to be $1.00. The offering price was arbitrarily set and has no relationship to any means of value.

                                LEGAL PROCEEDINGS

We are not a party to any legal proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our board of directors serve for one year terms and are elected at the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the board of directors. Information as to our current director and executive officer is as follows:

Name                Age    Title
----                ---    -----
James Silvester      56    President, Secretary/Treasurer, Director

Duties, Responsibilities and Experience

      James Silvester is the Company's sole officer and full time employee.
      ---------------
He will manage the day to day operations of the Company and direct overall corporate strategy. Previously, Mr. Silvester was president of Business Advisory Systems, Inc., a consulting firm specializing in the development of managerial software systems and consulting products directed to entrepreneurial markets. He also served as vice president of two mortgage companies. He held a full time position on the faculty of the Harry F. Byrd School Of Business located on the campus of Shenandoah University where he instructed courses in entrepreneurship and was also active as an independent management consultant to small and medium sized firms. He holds three earned university degrees from accredited institutions and maintains a membership in the National Honor Society in Business Administration (Delta Mu Delta) and the National Education Society (Phi Delta Kappa). Mr. Silvester has written two best selling books, HOW TO START, FINANCE, AND OPERATE YOUR OWN BUSINESS and SECRETS OF SUCCESS IN YOUR OWN BUSINESS, with forewords contributed by a United States Senator. The works, published by Carol Communications of New York City, have been critically acclaimed by the LADIES HOME JOURNAL, ENTREPRENEUR MAGAZINE, BOSTON HERALD, and the RICHMOND TIMES DISPATCH. The works have also been mentioned in FORBES MAGAZINE and VENTURE MAGAZINE as well as other media throughout the western hemisphere. Over 400,000 books have sold. Mr. Silvester is also a popular seminar speaker. The Senate of the State of Maryland passed a resolution honoring his economic development contribution to Western Maryland. Mr. Silvester's third book, 401 QUESTION EVERY ENTREPRENEUR SHOULD ASK, has a foreword contributed by Virginia Governor Tim Kaine and was released for national distribution in October 2006.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director of the Company has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding, which is currently pending.

No Executive Officer or Director of the Company is the subject of any pending legal proceedings.

Audit Committee and Financial Expert

We do not have an Audit Committee; our sole officer performs some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors' independence, the financial statements, and their audit report; and reviewing management's administration of the system of internal accounting controls. The Company does not currently have a written audit committee charter or similar document.

We have no financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our start-up operations, we believe the services of a financial expert are not warranted.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

      (1) Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      (2) Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;

      (3)   Compliance with applicable governmental laws, rules and regulations;

      (4) The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

      (5)   Accountability for adherence to the code.

We have not adopted a corporate code of ethics at this time that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Our decision to not adopt such a code of ethics results from our having only one officer and by operating as the management for the Company. We believe that as a result of the limited interaction which occurs having such a small management structure for the Company eliminates the current need for such a code, in that violations of such a code would be reported to the party generating the violation.

A code of ethics will be adopted in the future as employment growth within the Company dictates such action.

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter. Our board of directors performs some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee in that we are a development stage company with limited operations and resources, in addition to having only one director and officer..

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on September 30, 2007, held by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers.

Name                    Shares Owned     Percentage Owned
--------                ------------     ----------------
John Downing            310000 Shares          5.2%
Deborah Silvester       557000 Shares          9.3%
James Silvester        4000000 Shares         67.7%
Robert W. Simmons       400000 Shares          6.7%

The percentage of beneficial ownership for the following table is based on 6,000,000 shares of common stock outstanding as of September 30, 2007.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after September 30, 2007 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock. No options or warrants currently exist or have ever existed. As of May 21, 2008 there have been no changes in beneficial ownership.

Security Ownership of Management
--------------------------------------------------------------------------------

                                                       Percent        Percent
                                          Number       Before          After
Name of Beneficial Owner (1)            of shares   Offering (2)   Offering (2)
--------------------------------------------------------------------------------
James Silvester,                        4,000,000        67%            67%
  sole officer & director
--------------------------------------------------------------------------------
All Directors, Officers and             4,000,000        67%            67%
  Principle Stockholders as a Group

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is in the care of the Company.

(2) Figures are rounded to the nearest percent.

                            DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorizes the issuance of 10,000,0000 shares of common stock, $0.001 par value per share, of which 6,000,000 shares were outstanding as of March 31, 2008. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share proportionately in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Since September 30, 2007 no additional shares have been issued or sold. No shareholder listed in this Amended Registration Statement has sold any shares.

Transfer Agent

The Company's registered transfer agent is: StockTransfer.com, 33 North Avenue, Suite 12, Burlington, VT 05401, (802) 862-8360.

                            SHARE ANALYSIS AND VALUE

Stan Brooks, John Downing, Deborah Silvester, James Silvester and Robert Simmons were the original investors in the company's trademark, inventory, and website. In exchange for $61,300.00 in cash tendered, the trademark, existing inventory, and website was transferred to the company in exchange for 5,641,500 shares of the company stock at a value of $0.0102 per share. The above referenced stockholders actually hold 5,381,000 shares, the difference of 260,500 shares having been transferred to family members and friends.

Unpaid consultants providing services in assisting with product design, production, and website development are: Carolyn Avera, Lisa Chisholm, Ben Dick, Richard Helm, Mike March, Hilda Petrucci, Tim Rogers, Chris Scott, Ariel Shry, Mindy Self, Jonathan Silvester, Nick Silvester and Jason Tevalt. They were awarded 358,500 shares of the Company at a zero (0) value for accounting purposes.

In total, 6,000,000 shares, at $0.0102 per share, were issued to purchase and develop the Jamaica Jim Trademark. The inventory and website were given zero (0) value.

                   Share Analysis And Value illustration Table
                   -------------------------------------------

                 6,000,000 Shares Issued For $61,300.00 In Cash

                                    DILUTION

Any new investor in the company will suffer a substantial Dilution in the value of there shares. A new investor purchasing shares from this offering at $1.00 per share will be purchasing their shares at substantially more that the existing stockholders by a factor of 50 to 1, which paid approximately $0.0102 per Share.

                          Dilution Table Based On Cost
                          ----------------------------

Existing Shareholders   $0.0102 Per Share
New Shareholders                            $1.00 Per Share
Difference                                                   $0.9898 Per Share

Also, percentage ownership disparities will also occur. For example, should a person purchase 100,000 shares of under this offering, the total cost would be $100,000.00, yet that new shareholder would only own 1.7 percent of the company, while the existing shareholders would own 98.3 for which they paid only $61,300 in cash.

                          Dilution Table Based On Cost
                          ----------------------------

New Shareholders             100,000 Shares   $100,000.00 Cost     1.7% Owned

Existing Shareholders      5,900,000 Shares    $61,300.00 Cost    98.3% Owned

                      INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements included in this prospectus have been audited by Mike
J. Moore, Moore & Associates, LLC., 2675 South Jones Blvd., Ste # 109, Las Vegas, Nevada 89146, (702) 253-7511, independent public accountants, as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

All legal matters with respect to the issuance of the securities offered hereby are passed upon by the law firm of:

                     The Law Offices of Thomas C. Cook, Ltd.
                         500 N. Rainbow Blvd., Suite 300
                             Las Vegas, Nevada 89107
                             (702) 221-1925 (phone)
                              (702) 221-1926 (fax)

Neither Moore & Associates nor Thomas C. Cook have been hired on a contingent basis. They will not receive a direct or indirect interest in the Company as a result of their services. No promoter, underwriter, voting trustee, director, officer, or employee of the Company have been hired on a contingent basis, excepting the transfer agent. The Company reserves the right to enter into such contingent arrangements and/or pay for professional services in company securities to the extent that these arrangements are properly disclosed and reported in accordance with appropriate laws and regulations.

                            DISCLOSURE OF COMMISSION
           POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of Jamaica Jim, Inc. will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any director since provisions have been made in the Company Bylaws limiting liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

      o any breach of the director's duty of loyalty to us or our stockholders

      o acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law

      o for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of their duties; provided that in the event of a settlement the indemnification will apply only when the board of directors approves settlement and reimbursement as being for our best interests.

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with a sale or purchase, including the misapplication by any officer or director of the proceeds from the sale of any Company securities, may be able to recover losses from us.

We undertake the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Act and is unenforceable.

                             DESCRIPTION OF BUSINESS

Business Development

Jamaica Jim, Inc. ("THE COMPANY") is a development stage company incorporated in the State of Nevada on January 26, 2007

The Company's Business And Business Plan

The Company's principal executive and administrative offices are located at 1114 Fairfax Pike, Suite 26 Stephens City, VA 22655. The Company's telephone number
(540) 664-2934. The Company's Fax Number is (540) 868-0513. The Company's email address is netsil01@gmail.com and the Company's world wide web address is: www.jamessilvester.com/jj.

Jamaica Jim, Inc. is organized under the laws of the State of Nevada to market various products, including suntan lotions, sun block lotions, T-Shirts, hats, sunglasses and accessories, cigars, alcoholic beverages, etc., under the trademarked brand named Jamaica Jim. Jamaica Jim, Inc. will contract to produce, distribute, and sell suntan oil and sunscreen lotion as well as the above mentioned products.

Jamaica Jim, Inc. will use an aggressive and creative marketing campaign to position itself in a way to take advantage of an expanding market in sunscreen products now beginning to show itself due to consumer concerns over skin cancer and its relation to ozone depletion.

Jamaica Jim, Inc. will not only position itself to secure that section of the market associated with the concerns over the ozone depletion but will also go after a broader market through the widespread use of the character logo Jamaica Jim. The Company will attempt to make Jamaica Jim a household name easily recognized and identified with the Company's product line. This will enable the Company to take advantage of other markets referenced above. In addition, a line of Jamaica Jim Cigars, produced in the Dominican Republic, and Jamaica Jim Coffee and Rum may be introduced.

The Jamaica Jim Logo is a Trademark registered with the United States Patent and Trademark Office (USPTO). Its registration number is 2875554 and its serial number is 78129239. The trademark application was filed on May 16, 2002 and was approved on August 17, 2004. A complete history of the trademark can be reviewed at the following website:http://www.uspto.gov.

The Company hired Stephen C. Swift of Arlington, Virginia, an attorney approved by the United States Patent and Trademark Office to represent companies and individuals who seek counsel on patent and trademark issues.

Mr. Swift conducted a trademark search and concluded that the Jamaica Jim mark was suitable for registration by letter dated September 30, 2001. Upon that recommendation, the mark was submitted for application to the above referenced agency. The USPTO staff also conducted a trademark search and approved the mark for publication for opposition for May 27, 2003. This allows other entities to raise opposition to the mark for a period of 30 days after publication approval. The mark was approved for registration.

On August 3, 2003 Panama Jack International did file a petition to extend the time to file a petition of opposition to the mark, but their request was denied because it was not filed in a timely matter. Panama Jack International has expressed its concern with the mark, through their legal counsel by letter dated May 21, 2002. There has been no contact with the Panama Jack Company since June 5, 2002.

Trademark registration does not prevent potential lawsuits from entities that may feel "infringement" has occurred upon their respective marks and hence incurred damage in the marketplace.

The original owner of the mark was Armistead Group, L.C., a Virginia Limited Liability Company owned by our sole officer, James L. Silvester. The mark has since been transferred to the Company, which is now the sole owner of the mark. Mr. Robert Simmons, Mr. John Downing, both of Winchester, Virginia, Mr. Stan Brooks of Front Royal, Virginia, Ms. Deborah Silvester, and James L. Silvester, both of Stephens City, Virginia have contributed approximately $61,300 in cash to the secure the trademark, and provide other support services and were collectively awarded 6,000,000 shares of the Company's stock (See Principle Shareholders). See Page 26.

Production. The Company management has explored production options. It has been decided that the Company will "contract out" all production and not maintain its own production facilities. In doing this, the Company has had extensive negotiation with Sun Fun Products of Daytona Beach, Florida. Other production companies that have been approached are Caribia, Inc. of Stanton, California, Prime Enterprises of Miami Lakes, Florida, Proda Quest of Holly Hill, Florida and Associated Manufacturers of Kingston, Jamaica. As a condition of contract Company management will demand that all liability issues related to production be assumed by the contract manufacturers.

Marketing & Distribution. The Company will begin distribution in the Middle Atlantic Region of the country as an initial test market. The Company entered discussions with J&S Sales of Virginia Beach Virginia to market the Company's products but no final agreement has been reached. The Company is exploring several other distribution options. The second phase of product marketing will be to market and distribute on the East Coast of the country. Phase three will involve a national rollout of the Company's products and phase four will be international introduction.

Competition. Many of the Company's competitors have greater financial resources than the Company has, enabling them to finance acquisition and development opportunities, pay higher prices for the same opportunities or develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional products not provided by the Company. Many may also have greater name recognition. The Company's competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market. Consequently, the Company may encounter significant competition in the Company's efforts to achieve the Company's internal and external growth objectives. The industry within which the Company operates is highly competitive. The industry may be further inundated with companies providing similar products. This could result in price reductions and reduced revenues. The Company runs the risk of setting the Company's prices either too high, which could discourage interest in the Company's products, or too low, which could result in the Company's inability to earn a profit. The Company may also experience a cash flow crisis if the Company ties up cash in equipment or other assets. The Company believes that as the Company grows the Company's business, if the Company is able to grow the Company's business, the Company will experience increased expenses for: legal, accounting, employee salaries and benefits, insurance, supplies and marketing. In the event the Company is unable to remain competitive in the Company's pricing, the Company's ability to sell the Company's products and earn revenues will be harmed. The Company cannot guarantee that the Company's actions will be sufficient to prevent imitation or duplication of either the Company's products by others or prevent others from claiming violations of their trade secrets and proprietary rights. Competitors include Panama Jack, Banana Boat, Hawaiian Tropic, Ocean Breeze, etc.

Government Regulation. All of our services are subject to federal and state consumer protection laws including laws protecting the privacy of consumer non-public information and regulations prohibiting unfair and deceptive trade practices. In particular, under federal and state financial privacy laws and regulations, we must provide notice to consumers of our policies on sharing non-public information with third parties, must provide advance notice of any changes to our policies and, with limited exceptions, must give consumers the right to prevent sharing of their non-public personal information with unaffiliated third parties. Furthermore, the growth and demand for online commerce could result in more stringent consumer protection laws that impose additional compliance burdens on companies. These consumer protection laws could result in substantial compliance costs and could interfere with the conduct of our business. Moreover, in many states, there is currently great uncertainty whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and commercial online activity. These issues may take years to resolve. For example, tax authorities in a number of states, as well as a Congressional advisory commission, are currently reviewing the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject us to additional state sales and income taxes. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet and commercial online activity could result in significant additional taxes and burdens on our business. These taxes could have an adverse effect on our cash flows and results of operations. Furthermore, there is a possibility that we may be subject to significant fines or other payments for any past failures to comply with these requirements.

The Company's Research and Development. The Company is not currently conducting any research and development activities, other than the continued development of the Company's existing website. The Company does not anticipate conducting any research or development activities in the near future.

Employees. We are a development stage company and currently have one full time and three part-time employees. We look to Mr. Silvester for his entrepreneurial skills and talents. For a discussion of Mr. Silvester's experience, please see "Directors and Executive Officers." Initially Mr. Silvester will handle all of our operations. We plan to use consultants, attorneys and accountants as necessary and do not plan to engage any other full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock. Mr. Silvester has assisted us in our website design and functions, in addition to maintenance, and troubleshooting. In order to substantially impact our revenues we will require additional personnel. These personnel will be added to our management when funds are available. We anticipate such availability to be after 12 months.

Facilities. The Company leases executive, administrative, and operating offices at 1114 Fairfax Pike, Suite 26, Stephens City, VA 22655. The Company is planning on relocating to Carson City, Nevada in the future. The Company believes the Company's current facilities are adequate for the Company's current needs and that additional suitable space will be available on acceptable terms as required. The Company does not own any real estate.

                              AVAILABLE INFORMATION


We have filed with the Commission a registration statement on Form SB-2 and two amended registration statements on Form S-1 under the Securities Act of 1933 with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statements, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, reference is made to such registration statements, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statements, each such statement being qualified in all respects by such reference. A copy of the registration statements, including the exhibits and schedules, may be reviewed and copied at the United States Securities and Exchange Commission's (SEC) public reference facilities or through the SEC's EDGAR website.

                                PLAN OF OPERATION

The following discussion should be read in conjunction with the financial statements section included elsewhere in this prospectus.

Overview

Information we provide in this Prospectus or statements made by our directors, officers or employees may constitute "forward-looking" statements and may be subject to numerous risks and uncertainties. Any statements made in this Prospectus, including any statements incorporated herein by reference, that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning the characteristics and growth of our market and customers, our objectives and plans for future operations and products and our liquidity and capital resources). Such forward-looking statements are based on current expectations and are subject to uncertainties and other factors, which may involve known and unknown risks that could cause actual results of operations to differ materially from those projected or implied. Further, certain forward-looking statements are based upon assumptions about future events, which may not prove to be accurate. Risks and uncertainties inherent in forward-looking statements include, but are not limited to:

      o     fluctuations in our operating results;

      o announcements of technological innovations or new products which we or our competitors make;

      o     developments with respect to patents or proprietary rights;

      o changes in domestic or international conditions beyond our control that may disrupt our or our customers' or distributors' ability to meet contractual obligations;

      o our ability to obtain additional financing, as necessary, to fund both our long- and short-term business plans;

      o     fluctuations in market demand for and supply of our products;


The forward-looking information set forth in this Prospectus is as of March 31, 2008 and we undertake no duty to update this information. Should events occur subsequent to March 31, 2008 that make it necessary to update the forward-looking information contained in this Prospectus, the updated forward-looking information will be filed as an amendment to this registration statement, which will be available at the SEC's website at www.sec.gov. More information about potential factors that could affect our business and financial results is included in the section entitled "Risk Factors" in this prospectus.

OVERVIEW AND OUTLOOK

Jamaica Jim, Inc. is a development stage company incorporated in the State of Nevada on January 26, 2007.

Plan of Operation

Jamaica Jim, Inc. is organized under the laws of the State of Nevada to market various products, including suntan lotions, sun block lotions, T-Shirts, hats, sunglasses and accessories, cigars, alcoholic beverages, etc., under the trademarked brand named Jamaica Jim. Jamaica Jim, Inc. will contract to produce, distribute, and sell suntan oil and sunscreen lotion.

The Company will use an aggressive and creative marketing campaign to position itself in a way to take advantage of an expanding market in sunscreen products now beginning to show itself due to consumer concerns over skin cancer and its relation to ozone depletion.

While the company cannot rule out the possibility of a future merger or acquisition, with the approval of shareholders, the company's current business plan is not to engage in a merger or acquisition with an unidentified company or companies. We will not be engaging in a reverse acquisition with an operating company.

Since inception, we have not been engaged in any significant operations nor have we had any significant revenues, as we are in the development stage. Our only recent activities include organization of the Company, the development of Company websites, the short run production of Jamaica Jim T-Shirts, and research over the internet to determine methods of acquiring market share presence without significant start up expenses.

Goals and Objectives:

As a result of our being a development stage company with minimal amounts of equity capital initially available, our business plan set our goals in three stages: (1) begin basic operations based upon the availability of initial funding of less than $100,000; (2) grow our business through marketing and advertising based upon additional funding of $200,000; and (3) full scale operations with full-time staff and additional advertising based upon additional equity and/or debt financing in the approximate sum of $500,000 to $4,000,000. The first goal, listed as Stage I below, is being pursued. Financing for Stage II and III will be pursued in the future upon the successful completion of Stage I.

Stage I: Development of basic business operations.

      o To set up our corporate structure (file for incorporation) set up corporate governance.

      o To retain counsel and an auditor to assist in preparation of documents providing for the raising of funds to complete Stage I of our Plan of Operations.

      o     To establish an operational website.

      o To establish initial product wholesalers to handle all inventory for us and to drop ship the product directly to the client for us, allowing the flexibility of a larger product warehouse and inventory without any administrative costs or issues associated with keeping inventory.

      o     To file a registration statement with the SEC.

      o     To obtain a market in our stock on the OTC:BB.

      o     To begin initial operations.

Stage II: Grow our business through marketing and advertising based upon raising approximately $200,000 in additional debt or equity financing.

      o To enhance the website - to maximize the number of hits (the number of times individuals and or entities utilize the website). Our website visibility is very critical for our Plan of Operation.

      o     To develop a comprehensive marketing plan.

      o     Begin market execution.

Stage III: Full scale operations with full-time staff and additional advertising based upon our receipt of additional equity and/or debt in the approximate sum of $500,000 to $4,000,000.

      o To hire personnel, including the payment of a salary to our President, to operate the day-to-day activities of the company. With the raising of $500,000 in Stage III, we intend to pay our President a salary of $80,000 per year. There are no accruals for past salary, and the commencement date of such salary would not occur until such time as the additional funds are acquired. An additional $50,000 would be allocated toward salaries, and the balance would be utilized for legal, accounting, advertising, and general office expenses. In the event an additional $500,000 were raised (in addition to the $500,000 referenced above), we would allocate the 2nd $500,000 primarily to advertising, office space and additional staff. We anticipate that it will take us approximately 90 days after the funding referenced in this Stage III to expand our advertising, hire personnel, and obtain office space.

      o To set up advertising programs, both traditional and via the Internet, nationwide to achieve the maximization of our opportunities to sell our products. Our advertising campaign, in addition to the advertising slated for our Stage II, will include more advertising in a larger number of markets. To prepare for the implementation of this advertising program, we are accumulating data from the various information sources throughout the United States. Within 90 days of our receipt of the funds referenced in this Stage III we will be prepared to commence the Stage III advertising programs.

In the event we do not receive the funds from future offerings, then we will not be in a position to continue with the operations of the company, and no significant business will be accomplished until these funds are provided.

Milestones:

THE COMPANY has achieved several significant milestones since its inception. It has completed nearly all the objectives listed above under Stage I. This includes:

      1.    We have set up our corporate structure and corporate governance.

      2.    We raised funds to secure our registered trademark.

      3.    We established an operational website for our products.

      4. We established initial relationships with third party companies which provide us with the product, warehousing, and distribution directly to our customers.

      5. We have filed a registration statement to register shares for selling stockholders.

      6. We have began production of one product line (T-Shirts), which are currently being test marketed.

      7.    Secured OTCBB Market Maker.

      8.    Secured Transfer Agent.

The only objective from Stage I that have not been completed is the establishment of a market for our stock on the Over the Counter Bulletin Board, which will be pursued upon approval of our registration statement by the SEC. While the achievement of the objectives in Stage I have led to the initial startup, additional financing will be necessary to generate significant revenues from our operations. The financing is necessary to provide the capital to undertake an extensive marketing and advertising program to develop customer awareness.

Until an infusion of capital is received from future public offerings and/or private placements, we will not be able to complete Stage II of our Plan of Operations and the objectives set forth within. We currently have insufficient capital to commence significant operations and are dependent on the proceeds of the Stage II offering to begin such operations. Although our website is currently operational, our Plan of Operations is premised upon having advertising dollars available. We believe that the advertising dollars allocated in our plan of operations will assist us in generating revenues. We have suffered start up losses and have a working capital deficiency, which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of the Stage II offering will enable us to maintain our operations and working capital requirements for at least the next 12 months, without taking into account any internally generated funds from operations.

We will require additional funds to maintain and expand our operations as referenced in Stage III above. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. At this time we have no earmarked source for these funds. Additionally, there is no guarantee that we will be able to locate additional funds. In the event we are unable to locate additional funds, we will be unable to generate revenues sufficient to operate our business as planned. For example, if we receive less than $500,000 of the minimum funds earmarked in Stage III, we would be unable to expand our advertising to levels under Stage III. Alternatively we may be required to reduce the payments of salaries and professional fees required to continue our operations. There is still no assurance that, even with the funds from the Stage III offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Satisfaction of our cash obligations for the next 12 months. To date, all operational expenses have been paid for by Mr. Silvester, our sole officer This includes all expenses related to this offering. The Trademark has been paid for in full and no other expenses related to this acquisition are anticipated. Our plan of operation indicates expenditures in the following year of at least $100,000. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate significant revenues to support such expenditures.

Summary of any product research and development that we will perform for the term of the plan. We do not anticipate performing any significant product research and development under our plan of operation.

Expected purchase or sale of plant and significant equipment. We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time or in the next 12 months.

Significant changes in number of employees. The number of employees required to operate our business is currently one full time and three part-time individuals. After we have commenced generating revenues based upon the expenditures of our advertising dollars, and word of mouth advertising, and at the end of the initial 12 month period, our plan of operation anticipates our requiring additional capital to hire at least two full time persons.


The Company has filed an Form 8-K with the SEC's Edgar System that has disclosed that the Company's board of directors has been expanded to seven members; there has been an increase in the number of employees to one full-time and three part-time employees; the Company now maintains corporate offices, and the Company has declared itself a "shell" Company. The SEC identifies a "shell" company as follows: A company with no or nominal operations and either no or nominal assets or assets consisting solely of any amount of cash and cash equivalents and nominal other assets. These highlights are more fully explained in the Company's recent 10QSB filings on Edgar.

The company conducted its first annual Shareholders meeting on Friday, February 22, 2008 at Fort Collier in Winchester, Virginia, a famed Civil War Fort. Shareholders present, constituting a quorum and majority of interest, have motioned and approved the following matters:

-     The board of directors was expended to seven members

-     The board of directors were elected

-     The board of directors elected five outside members

- The Board of directors expended the scope and authority of the Audit Committee and gave it expanded oversight into all matters of the Company that they deem appropriate, and reserves the right to use this given oversight at any time.

- In reference to the stated minority control mechanism already in place in the bylaws, that being that twenty percent (20%) of shareholders have the right to protest and declare an end to actions taken by the Board of Directors, has been amended so that their concerns are to be taken up directly with the Audit Committee who will take actions as are deemed necessary and appropriate.

Going Concern

The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of the Company as a going concern. The Company's cash position may be inadequate to pay all of the costs associated with developing our markets and executing our business plan. Management intends to use borrowings and security sales to mitigate the effects of its cash position; however no assurance can be given that debt or equity financing, if and when required, will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue existence.

Off-Balance Sheet/Off Income Statement Arrangements

We do not have any off-balance sheet or off income statement arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results or operations, liquidity, capital expenditures or capital resources that is material to investors. However, it should be pointed out that the Company's organization expenses, expenses related to this offering, inventory expenses, and trademark expenses have been personally paid by the Company founder, in addition to his expending considerable unpaid consulting time for which he was awarded common stock at $0.0102 per share, and that value being arbitrarily set by management and having no relationship to any known measure of value.

Liquidity and Capital Resources

Since inception, the company has financed its cash flow requirements by virtue of the company's sole officer personally paying all corporate expenses. As we expand our activities, we may experience net negative cash flows from operations, pending receipt of sales revenues. Additionally we anticipate obtaining additional financing to fund operations through equity and/or debt offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. As of the date of this prospectus, we do not have any arrangements or agreement to provide for future financing.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product packaging, provide order fulfillment through the internet, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

                             DESCRIPTION OF PROPERTY

Our offices are currently located at 1114 Fairfax Pike Suite 26 Stephens City VA 22655. Mr. Silvester does not receive any remuneration for his payment of rent for the office. We will however be relocating to Carson City, Nevada sometime in the future, once our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Mr. Silvester and three part time employees to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however it is unknown at this time how much space or how many individuals will be required.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Silvester

Office, phone, and internet services are provided without charge by our sole office. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

During January 2007, Mr. Silvester received 4,000,000 shares of $0.001 common stock, at a price of $0.0102 per share. Mr. Silvester is the sole officer, stockholder, and promoter of the company.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a)   Market Information

      (1) Principal Market or Markets Where Common Stock is Traded

We have a verbal agreement with an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board; however, there can be no assurance that NASD will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

      (2) This registration statement relates to a class of common equity for which there is no established public trading market.

      (i) we have no equity securities subject to outstanding options or warrants to purchase, or securities convertible into, common equity;

      (ii) of the 6,000,000 shares issued and outstanding, 4,000,000 are control shares owned by our sole officer, James L. Silvester. Rule 144 does not apply because the Company has declared itself a "shell" corporation;

      (iii) of the 6,000,000 shares which may be sold, all such shares are being registered herein, including the holdings of James L. Silvester.

(b)   Holders of Common Stock

As of September 30, 2007 there were 57 stockholders of our common stock.

(c)   Dividends

The Board of Directors has not declared any dividends due to the following reasons:

      1. The Company has not yet adopted a policy regarding payment of dividends;

      2.    The Company does not have any money to pay dividends at this time;

      3. The declaration of a cash dividend would result in an impairment of future working capital; and

      4. The Board of Directors will not approve the issuance of a stock dividend.

(d)   Securities Authorized for Issuance under Equity Compensation Plans

We currently do not maintain a stock option plan to which incentive stock options to purchase shares of common stock may be granted to employees, directors and consultants.

                             EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our sole executive officer, James Silvester.

Summary Compensation Table

                                   Annual Compensation        Long Term Compensation
Name and Principal     YTD    Salary   Bonus   Other Annual     Restricted    Options
Position                                       Compensation       Stock
-----------------------------------------------------------   -------------   -------
James Silvester,
President, Secretary
Treasurer              2007    $-0-     -0-         -0-       4,000,000 (1)     -0-

(1) The 4,000,000 of Restricted Common Stock were issued to James Silvester at $0.0102 per share.

Future Compensation

Mr. Silvester has agreed to provide services to us without compensation, as a result of the stock position Mr. Silvester holds in the Company.

Compensation Committee

We currently do not have a compensation committee of the board of directors. However, the board of directors intends to establish a compensation committee, which is expected to consist of three inside directors and two independent members. Until a formal committee is established our entire board of directors will review all forms of compensation provided to our executive officers, directors, consultants and employees including stock compensation and loans.

                              FINANCIAL STATEMENTS

                                JAMAICA JIM, INC.

                          INDEX TO FINANCIAL STATEMENTS

     JANUARY 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (END OF FISCAL YEAR)
                                    (AUDITED)

REPORT OF INDEPENDENT ACCOUNTANTS                                        F-1
BALANCE SHEET                                                            F-2
STATEMENT OF OPERATIONS                                                  F-3
STATEMENT OF STOCKHOLDERS' EQUITY OR (DEFICIT)                           F-4
STATEMENT OF CASH FLOWS                                                  F-5
NOTES TO FINANCIAL STATEMENTS                                       F-6-F-11

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Board of Directors
Jamaica Jim, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Jamaica Jim, Inc. (A Development Stage Company) as of September 30, 2007, and the related statements of operations, stockholders' equity and cash flows through September 30, 2007, and inception on January 26, 2007 through September 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jamaica Jim, Inc. (A Development Stage Company) as of September 30, 2007 and the results of its operations and its cash flows through September 30, 2007, and inception on January 26, 2007 through September 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not commenced operations and has not generated any revenues since inception, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered
    ---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    November 20, 2007

               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501

                                Jamaica Jim, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                               September 30, 2007

Balance Sheet

                               ASSETS:

Current Assets:

Cash                                                     $         0
                                                         -----------
Inventory                                                          0
                                                         -----------

      Totals Current Assets                              $         0
                                                         ===========

Long Term Assets - Trademark                                  61,300
                                                         -----------

   Total Assets                                               61,300
                                                         -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Accounts payable and accrued expenses                    $         0
                                                         -----------
Total Current Liabilities                                          0
                                                         -----------

   Long Term Liabilities                                           0

Stockholders' Equity:
Common Stock, $0.001 par value, 10,000,000 shares
authorized, 6,000,000 shares issued and outstanding            6,000
Additional paid-in capital                                    55,300
Accumulated Deficit                                                0
                                                         -----------
Total Stockholders' Equity                                    61,300
                                                         -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $    61,300
                                                         ===========

      The accompanying notes are an integral part of these financial statements.

                                Jamaica Jim, Inc.
                          (A Development Stage Company)
                             Statement of Operations
                   For the Period January 26, 2007 (Inception)
                   to September 30, 2007 (End Of Fiscal Year)

Statement of Operations

                                                         Period January
                                                            26, 2007
                                                           (inception)
                                                          to September
                                                            30, 2007
                                                         --------------
Revenue                                                  $            0

Expenses
General and administrative expenses                                   0
                                                         --------------
   Total Expenses                                                     0
                                                         --------------

Net (Loss)                                               $            0
                                                         ==============

Weighted average number of common
   shares outstanding - basic and fully diluted               6,000,000
                                                         ==============

Net loss per share - basic and fully diluted                          0
                                                         ==============

      The accompanying notes are an integral part of these financial statements.

                                Jamaica Jim, Inc.
                          (A Development Stage Company)
                        Statement of Stockholders' Equity
                   For the Period January 26, 2007 (Inception)
                   to September 30, 2007 (End Of Fiscal Year)

Statement of Stockholders' Equity

                              Common Stock      Additional
                          -------------------     Paid-in    Accumulated
                            Shares     Amount     Capital      Deficit      Totals
                          ---------   -------   ----------   -----------   --------
Balance - January 26,
   2007                           -   $     -   $        -   $         -   $      -

Shares issued to
   founder for services           0         0          .00             -          0

Shares issued for
   services                 358,500       358          .00             -        358

Shares issued for
   cash                   5,641,500     5,641       55,301             -     60,942

Net loss                          -         -            -             0          0
                          ---------   -------   ----------   -----------   --------

Balance - September 30,
   2007                   6,000,000   $ 5,999   $   55,301   $             $ 61,300
                          =========   =======   ==========   ===========   ========

      The accompanying notes are an integral part of these financial statements.

                                Jamaica Jim, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
                   For the Period January 26, 2007(Inception)
                   to September 30, 2007 (End Of Fiscal Year)

Statement of Cash Flows

                                                         Period January
                                                            26, 2007
                                                           (inception)
                                                          to September
                                                            30, 2007
                                                         --------------
Cash Flows From Operating Activities:
Net (Loss)                                               $            0
Adjustments to reconcile net loss to net cash
used in operating activities:
Stock issued for services                                             0
Changes in assets and liabilities:
Increase in accounts payable                                          0
                                                         --------------
Net Cash Used in Operating Activities                                 0
                                                         --------------

Cash Flow From Financing Activities:
Issuance of common stock                                         61,300
                                                         --------------
Net Cash Provided By Financing Activities                             0
                                                         --------------

Increase (Decrease) in Cash                                           0
                                                         --------------

Cash and Cash Equivalents - Beginning of period                       0
                                                         --------------

Cash and Cash Equivalents - End of period                $       61,300
                                                         ==============

Supplemental Cash Flow Information:
Interest paid                                            $            -
                                                         ==============
Taxes paid                                               $            -
                                                         ==============

      The accompanying notes are an integral part of these financial statements.

                                JAMAICA JIM INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                        FROM JANUARY 26, 2007 (INCEPTION)
                   TO SEPTEMBER 30, 2007 (End of Fiscal Year)

Note 1 Nature and Continuance of Operations
       ------------------------------------

      The Company was incorporated in the State of Nevada, United States of America on January 26, 2007 and its fiscal year ends is September 30. Jamaica Jim, Inc. is organized under the laws of the State of Nevada to market various products, including suntan lotions, sun block lotions, T-Shirts, sunglasses and accessories, cigars, alcoholic beverages, etc., under the trademarked brand named Jamaica Jim. Jamaica Jim, Inc. will contract to produce, distribute, and sell suntan oil and sunscreen lotion as well as the above mentioned products.

      These financial statements have been prepared on a going concern basis. The Company has a working capital deficiency of $00.00, and has accumulated deficit of $00.00 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern.

      Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Note 2 Summary of Significant Accounting Policies
       ------------------------------------------

      The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

      The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Development Stage Company
-------------------------

      The Company complies with Financial Accounting Standard Board Statement ("FAS") No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

Revenue Recognition
-------------------

      We recognize revenue from product sales when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collection is reasonably assured. Product sales and shipping revenues, net of promotional discounts, rebates, and return allowances, are recorded when the products are shipped and title passes to customers.

Note 2 Summary of Significant Accounting Policies - (cont'd)
       ------------------------------------------

      Impairment of Long-lived Assets
      -------------------------------

      Capital assets are reviewed for impairment in accordance with FAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", which was adopted effective January 1, 2002. Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

      Technology and Content
      ----------------------

      Technology and content expenses consist principally of consultants' fees and expenses related to trademark website development, editorial content, and systems support. Technology and content costs are expensed as incurred.

      Foreign Currency Translation
      ----------------------------

      The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", since the functional currency of the Company is U.S. dollars, the foreign currency financial statements of the Company's subsidiaries are re-measured into U.S. dollars. Monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date. Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders' equity accounts and furniture and equipment are translated by using historical exchange rates. Any re-measurement gain or loss incurred is reported in the income statement.

      Net Loss per Share
      ------------------

      Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

      Stock-based Compensation
      ------------------------

      The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

      Income Taxes
      ------------

      The Company uses the asset and liability method of accounting for income taxes in accordance with FAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Note 2 Summary of Significant Accounting Policies - (cont'd)
       ------------------------------------------

      Fair Value of Financial Instruments
      -----------------------------------

      The carrying value of the Company's financial instruments consisting of cash, accounts payable and accrued liabilities, agreement payable and due to related party approximate their carrying value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency, or credit risks arising from these financial instruments.

      Recent Accounting Pronouncements
      --------------------------------

      In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that requires or permits fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year? beginning October 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

      In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006 which for the Company would be September 30, 2007. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

      In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006 which for the Company would be February 1, 2007? The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

Note 2 Summary of Significant Accounting Policies - (cont'd)
       ------------------------------------------

      Recent Accounting Pronouncements - (cont'd)
      --------------------------------

      In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

Note 3 Capital Stock
       -------------

      The total number of common shares authorized that may be issued by the Company is 10,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

      During the period from January 26, 2007 (inception) to September 30, 2007, the Company issued 6,000,000 shares of common stock to its sole director and consultants for $0.0102 per share valued at $61,300.00 in management services.

      As of September 30, 2007, the Company has not granted any stock options and has not recorded any stock-based compensation.

Note 4 Related Party Transactions
       --------------------------

      a) The President of the Company provides management services to the Company at no charge.

      b) The President of the Company provides office rent to the Company. The rent is valued at $200 per month, but is provided free of charge. During the period ended September 30, 2007 office rent valued $1,600.00 was provided to the Company.

      c) As at September 1, 2007 the President of the Company will provide management services to the Company free of charge and pay for the Company's operational expenses without the anticipation of additional remuneration either in the form of cash, equity, or debt.

Note 5 Income Taxes
       ------------

There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has generated any income since its inception on January 26, 2007. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets are as follows:

   Deferred tax assets:
Net operating loss carry-forwards               $     0
Valuation allowance for deferred tax assets           0
Net deferred tax assets                         $     0

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Utilization of the net operating loss may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

The accounting firm of Moore & Associates, Chartered Accountants, and Advisors audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

                          INTERIM FINANCIAL STATEMENTS

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION HAS REQUESTED AS PART OF THIS AMENDMENT NUMBER 3 TO THE REGISTRATION STATEMENT THAT WE INCORPORATE OUR INTERIM FINANCIAL STATEMENTS INTO THIS AMENDMENT FILING AND SPECIFICALLY THOSE BEING FOR THE FIRST AND SECOND QUARTERS OF FISCAL 2008. THESE FINANCIALS STATEMENTS ARE ALREADY REPORTED ON THE SEC'S EDGAR SYSTEM AS SEPARATE 10QSB FILINGS, BUT WILL ALSO BE REPORTED WITHIN THIS AMENDMENT NUMBER 3 TO THE REGISTRATION STATEMENT IN ADDITION TO THE AUDITED YEAR END STATEMENT ENDING SEPTEMBER 30, 2007 THAT CURRENTLY EXISTS WITHIN THE DOCUMENT AND REPORTED ABOVE.



    Jamaica Jim, Inc. Interim Quarterly Financial Statement Ending 12/31/2007

                                                                           Page
                                                                          Number
                                                                          ------
            FINANCIAL INFORMATION                                            2
ITEM 1.     Financial Statements                                             2
            Consolidated Balance Sheet (unaudited)                           3
            Consolidated Statements of Operations (unaudited)                4
            Consolidated Statements of Stockholder Equity                    5
            Consolidated Statements of Cash Flows (unaudited)                6
            Notes to the Consolidated Financial Statements                   7
ITEM 2.     Management's Discussion and Analysis of Financial Condition
            and Plan of Operations                                          11
ITEM 3.     Controls and Procedures                                         14

                         ITEM 1. FINANCIAL INFORMATION

                          MOORE & ASSOCIATES, CHARTERED
                            ACCOUNTANTS AND ADVISORS
                            ------------------------
                                PCAOB REGISTERED

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

TO THE BOARD OF DIRECTORS
JAMAICA JIM INC
(A DEVELOPMENT STAGE COMPANY)

We have reviewed the accompanying balance sheet of Jamaica Jim Inc as of December 31, 2007, and the related statements of operations, retained earnings, and cash flows for the three months then ended, in accordance with the standards of the Public Company Accounting Oversight Board (United States). All information included in these financial statements is the representation of the management of Jamaica Jim Inc

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.

/s/ MOORE & ASSOCIATES, CHARTERED
-------------------------------------
Moore & Associates, Chartered

Las Vegas, Nevada
January 25, 2008

      2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499
      ---------------------------------------------------------------------
                               FAX: (702)253-7501
                               ------------------

                                JAMAICA JIM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                   FOR THE PERIOD JANUARY 26, 2007 (INCEPTION)
               TO SEPTEMBER 30, 2007 (END OF FISCAL YEAR)-AUDITED
 AND THE THREE MONTH PERIOD SEPTEMBER 30, 2007 TO DECEMBER 31, 2007 - UNAUDITED

                                                                         UNAUDITED        AUDITED
                                                                       ---------------------------
                                                                       THREE  MONTHS   FISCAL YEAR
                                                                           ENDING        ENDING
                                                                        12/31/2007      9/30/2007
                                                                       -------------   -----------
ASSETS:
Current Assets:
Cash ...............................................................   $           0   $         0
                                                                       -------------   -----------
Inventory ..........................................................               0             0
                                                                       -------------   -----------
Totals Current Assets ..............................................   $           0   $         0
                                                                       -------------   -----------
Long Term Assets - Trademark .......................................          61,300        61,300
                                                                       -------------   -----------
Total Assets .......................................................          61,300        61,300
                                                                       -------------   -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses ..............................   $           0   $         0
                                                                       -------------   -----------
Total Current Liabilities ..........................................               0             0
                                                                       -------------   -----------
Long Term Liabilities ..............................................               0             0
Stockholders' Equity:
Common Stock, $0.001 par value, 10,000,000 shares authorized,
6,000,000 shares issued and outstanding ............................           6,000         6,000
Additional paid-in capital .........................................          55,300        55,300
Accumulated Deficit ................................................               0             0
                                                                       -------------   -----------
Total Stockholders' Equity .........................................          61,300        61,300
                                                                       -------------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .........................   $      61,300   $    61,300
                                                                       -------------   -----------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                JAMAICA JIM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                   FOR THE PERIOD JANUARY 26, 2007 (INCEPTION)
               TO SEPTEMBER 30, 2007 (END OF FISCAL YEAR)-AUDITED
 AND THE THREE MONTH PERIOD SEPTEMBER 30, 2007 TO DECEMBER 31, 2007 - UNAUDITED

                                                                                            AUDITED
                                                                       UNAUDITED             PERIOD
                                                                        PERIOD          JANUARY 26, 2007
                                                                   OCTOBER 1ST, 2007      (INCEPTION)
                                                                    TO DECEMBER 31,     TO SEPTEMBER 30,
                                                                         2007                 2007
Revenue ........................................................   $              0    $              0
                                                                   -----------------   -----------------
Expenses
General and administrative expenses ............................                  0                   0
                                                                   -----------------   -----------------
Total Expenses .................................................                                      0
                                                                   -----------------   -----------------
Net (Loss) .....................................................   $              0    $              0
                                                                   -----------------   -----------------
Weighted average number of common shares outstanding - basic and
fully diluted ..................................................          6,000,000           6,000,000
                                                                   -----------------   -----------------
Net loss per share - basic and fully diluted ...................                  0                   0
                                                                   -----------------   -----------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                JAMAICA JIM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                   FOR THE PERIOD JANUARY 26, 2007 (INCEPTION)
               TO SEPTEMBER 30, 2007 (END OF FISCAL YEAR)-AUDITED
 AND THE THREE MONTH PERIOD SEPTEMBER 30, 2007 TO DECEMBER 31, 2007 - UNAUDITED

                                                      COMMON STOCK        ADDITIONAL
                                                -----------------------     PAID-IN    ACCUMULATED
                                                   SHARES       AMOUNT      CAPITAL      DEFICIT       TOTALS
                                                -----------   ---------   ----------   -----------   ----------
Balance - January 26, 2007 ..................             -   $       -   $        -   $         -   $        -
Shares issued to founder for services .......             0           0          .00             -            0
Shares issued for services ..................       358,500         358          .00             -          358
Shares issued for cash ......................     5,641,500       5,641       55,301             -       60,942
Net loss ....................................             -           -            -             0            0
                                                -----------   ---------   ----------   -----------   ----------
Balance - September 30, 2007 ................     6,000,000   $   5,999   $   55,301   $             $   61,300
                                                ===========   =========   ==========   ===========   ==========
Balance - September, 2007 ...................             -   $       -   $        -   $         -   $        -
Shares issued to founder for services .......             0           0          .00             -            0
Shares issued for services ..................       358,500         358          .00             -          358
Shares issued for cash ......................     5,641,500       5,641       55,301             -       60,942
Net loss ....................................             -           -            -             0            0
                                                -----------   ---------   ----------   -----------   ----------
Balance - December 31, 2007 .................     6,000,000   $   5,999   $   55,301   $             $   61,300
                                                ===========   =========   ==========   ===========   ==========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                JAMAICA JIM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                   FOR THE PERIOD JANUARY 26, 2007 (INCEPTION)
               TO SEPTEMBER 30, 2007 (END OF FISCAL YEAR)-AUDITED
 AND THE THREE MONTH PERIOD SEPTEMBER 30, 2007 TO DECEMBER 31, 2007 - UNAUDITED

                                                                                          AUDITED
                                                                    UNAUDITED             PERIOD
                                                                      PERIOD         JANUARY 26, 2007
                                                                 OCTOBER 1ST, 2007      (INCEPTION)
                                                                  TO DECEMBER 31,    TO SEPTEMBER 30,
                                                                       2007                2007
                                                                ------------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss) ..................................................   $                0   $              0
                                                                ------------------   ----------------
Adjustments to reconcile net loss to net cash used in
  operating activities:
Stock issued for services ...................................                    0                  0
                                                                ------------------   ----------------
Changes in assets and liabilities:
Increase in accounts payable ................................                    0                  0
                                                                ------------------   ----------------
Net Cash Used in Operating Activities .......................                    0                  0
                                                                ------------------   ----------------
CASH FLOW FROM FINANCING ACTIVITIES:
Issuance of common stock ....................................               61,300             61,300
                                                                ------------------   ----------------
Net Cash Provided By Financing Activities ...................                    0                  0
                                                                ------------------   ----------------
Increase (Decrease) in Cash .................................                    0                  0
                                                                ------------------   ----------------
Cash and Cash Equivalents - Beginning of period .............                    0                  0
                                                                ------------------   ----------------
CASH AND CASH EQUIVALENTS - END OF PERIOD ...................   $           61,300   $         61,300
                                                                ------------------   ----------------
Supplemental Cash Flow Information:
Interest paid ...............................................   $                -   $              -
                                                                ------------------   ----------------
Taxes paid ..................................................   $                -   $              -
                                                                ------------------   ----------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                JAMAICA JIM INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007
                             (STATED IN US DOLLARS)

NOTE 1 NATURE AND CONTINUANCE OF OPERATIONS
-------------------------------------------

      The Company was incorporated in the State of Nevada, United States of America on January 26, 2007 and its fiscal year ends is September 30. Jamaica Jim, Inc. is organized under the laws of the State of Nevada to market various products, including suntan lotions, sun block lotions, T-Shirts, sunglasses and accessories, cigars, alcoholic beverages, etc., under the trademarked brand named Jamaica Jim. Jamaica Jim, Inc. will contract to produce, distribute, and sell suntan oil and sunscreen lotion as well as the above mentioned products.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------

      The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

      The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

DEVELOPMENT STAGE COMPANY
-------------------------

      The Company complies with Financial Accounting Standard Board Statement ("FAS") No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

REVENUE RECOGNITION
-------------------

      We recognize revenue from product sales when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collection is reasonably assured. Product sales and shipping revenues, net of promotional discounts, rebates, and return allowances, are recorded when the products are shipped and title passes to customers.

IMPAIRMENT OF LONG-LIVED ASSETS
-------------------------------

      Capital assets are reviewed for impairment in accordance with FAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", which was adopted effective January 1, 2002. Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

TECHNOLOGY AND CONTENT
----------------------

      Technology and content expenses consist principally of consultants' fees and expenses related to trademark website development, editorial content, and systems support. Technology and content costs are expensed as incurred.

FOREIGN CURRENCY TRANSLATION
----------------------------

      The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", since the functional currency of the Company is U.S. dollars, the foreign currency financial statements of the Company's subsidiaries are re-measured into U.S. dollars. Monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date. Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders' equity accounts and furniture and equipment are translated by using historical exchange rates. Any re-measurement gain or loss incurred is reported in the income statement.

NET LOSS PER SHARE
------------------

      Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

STOCK-BASED COMPENSATION
------------------------

      The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

INCOME TAXES
------------

      The Company uses the asset and liability method of accounting for income taxes in accordance with FAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

      The carrying value of the Company's financial instruments consisting of cash, accounts payable and accrued liabilities, agreement payable and due to related party approximate their carrying value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency, or credit risks arising from these financial instruments.

RECENT ACCOUNTING PRONOUNCEMENTS
--------------------------------

      In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that requires or permits fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year? beginning October 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

      In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006 which for the Company would be September 30, 2007. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

      In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006 which for the Company would be February 1, 2007? The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

      In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

NOTE 3 CAPITAL STOCK
--------------------

      The total number of common shares authorized that may be issued by the Company is 10,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

      During the period from January 26, 2007 (inception) to December 31, 2007, the Company issued 6,000,000 shares of common stock to James Silvester and consultants for $0.0102 per share valued at $61,300.00.

      As of December 31, 2007, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 4 RELATED PARTY TRANSACTIONS
---------------------------------

      a) The President of the Company provides management services to the Company at no charge.

      b) The President of the Company provides office rent to the Company. The rent is valued at $200 per month, but is provided free of charge. During the period ended September 30, 2007 office rent valued $1,600.00 was provided to the Company. During the three month period ending December 31, 2007, the Company President continued to provide office space to the Company free of charge valued at $200.00 per month for a total value of $600.00.

      c) As at September 1, 2007, and continuing through the three month period ending December 31, 2007, the President of the Company provided management services to the Company free of charge and paid for the Company's operational expenses without the anticipation of additional remuneration either in the form of cash, equity, or debt.

NOTE 5 INCOME TAXES
-------------------

      There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has generated no income since its inception on January 26, 2007. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets are as follows:

      Deferred tax assets:
         Net operating loss carry-forwards ...............   $               0
         Valuation allowance for deferred tax assets .....                   0
                                                             -----------------
         Net deferred tax assets .........................   $               0
                                                             =================

      Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Utilization of the net operating loss may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

NOTE 6 GOING CONCERN
--------------------

      The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

      In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and
(2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

      The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 7: ONGOING INTERNAL CONTROL EVALUATION
-------------------------------------------

      James L. Silvester, the Company's sole director served as Assistant
Vice President of First Federal Savings and Loan, Vice President of Mortgage America, and President of BAS Mortgage. He was twice approved by the Virginia Bureau of Financials to hold a mortgage license. No stop orders of any kind have been issued against Mr. Silvester and he is a passed the Series 63 (Uniform Securities Agent State Law) exam. He holds an MBA degree in finance and taught corporate and business finance on the college level. He is a noted business author (books and articles) on entrepreneurial issues and currently operates a business and financial consulting firm in Virginia. JAMAICA JIM AUDIT CONTROL PROGRAM

      The Company operates on a cash basis whereas revenues are recognized and recorded when physically received and expenses are recognized when physically paid.

      All checks are written with an appropriate account number on each check taken from the chart of accounts, and posted in the memo section of the check designating the proper expense category. All journal transactions are coded with appropriate account numbers from the table of accounts designing the proper expense category.

      All purchase transactions are made by "purchase order requisition (PO)". When a purchase transaction is paid, a check number, or journal transaction number if paid by electronic transfer, is entered upon the PO and conversely a PO number is applied to the check or journal transaction entry.

      All business and financial decisions and transactions will be conducted employing only proper ethnics. No assets will be overstated in value or liabilities understand in value. All acquisitions will be based on fair evaluation and appraisal. The following statement shall be incorporated into the bylaws of the Company, "SHOULD INVESTIGATIONS AND APPRAISALS BE CALLED FOR BY STOCKHOLDERS REPRESENTING TWENTY (20) PERCENT OR MORE OF THE VOTING SHARES OF THE COMPANY ON ANY MATTER, THEN NO LESS THAN TWO NON-AFFILIATE LICENSED ANALYSTS AND/ OR APPRAISERS WILL BE SELECTED BY MAJORITY VOTE OF ABOVE REFERENCED SHAREHOLDERS TO RENDER INDEPENDENT VALUE JUDGMENTS AND OPINIONS ON ANY BUSINESS OR FINANCIAL TRANSACTION DEEMED SUSPECT BY SAID STOCKHOLDERS."

      The board of directors has been expanded to three (3) members, one of which is an outside director. The of board of directors has appointed an "audit and acquisitions" committee of the board with the responsibility of overseeing all financials audits conducted by the Company and also act as a reviewer of any acquisitions being considered. At least one "outside" board of director's member shall sit on the audit and acquisition committee.

Upon the expansion of the board of directors as recited above, two signatures will be required on all checks and for all electronic transfers.

NOTE 8: SEC REGISTRATION STATEMENT
----------------------------------

      The Company filed a Form SB-2 registration statement with the United States Securities And Exchange Commission on December 13, 2007 on behalf of selling shareholders. This registration statement became effective on January 8, 2008 at 12 noon.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
-------------------------------------------------------------------------
DISCLOSURE
----------

      The accounting firm of Moore & Associates, Chartered Accountants, and Advisors audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

      This statement may include projections of future results and "forward looking statements" as that term is defined in Section 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this Quarterly Report, other than statements of historical fact, are forward looking statements. Although management believes that the expectations reflected in these forward looking statements are reasonable, it can give no

SUMMARY OF OPERATIONS

      During the three month period ending December 31, 2007 Jamaica Jim, Inc. had no business operations and is still considered a development stage company.

INVESTOR RELATIONS & MARKET MAKER

      The company currently has 6,000,000 common shares outstanding representing 52 shareholders. Company management has called for a general shareholder's meeting, scheduled for Friday, February 22, 2008. The purpose of this meeting is to elect directors, appoint officers, and to set the general business operational direction of the Company.

      The Company is pursuing its goal of securing a FINRA Market Maker in order to secure listing on the Over-The-Counter Bulletin Board. Negotiations with BMA Securities of Rolling Hills Estates, California were terminated. The Company has since entered talks with of Pennaluna & Company of Coeur d'Alene, Idaho.

EMPLOYEES/CONSULTANTS

      Jamaica Jim, Inc. currently utilizes two employees and one consultant. Mr. James Silvester, the Company's sole officer and director, and Mr. Jason Tevalt manages the Company's affairs without pay. Consulting services are providing by StockTransfer.Com, of Burlington, Vermont, who serves as our Stock Transfer Agent. The Company retains, Thomas Cooke, of Las Vegas, Nevada as the our legal counsel in matters related to the United States Securities and Exchange Commission (SEC) and Moore & Associates, of Las Vegas, concerning SEC related accounting issues.

FINANCIAL SUMMARY RESULTS OF OPERATIONS FOR THE THREE-MONTHS ENDED DECEMBER 31, 2007

      The Company reports no revenues or expenses for the three months ended December 31, 2007; versus no revenues or expenses for the fiscal year ended September 30, 2007. Therefore there is no basis of comparison from prior periods.

LIQUIDITY AND CAPITAL RESOURCES

      During the 3-months ended December 31, 2007 the Company's cash and capital position did not change from the previous comparative period of fiscal year ending September 30, 2008.

MANAGEMENT'S PLAN OF OPERATIONS

      Company Management has called for a General Shareholder's Meeting. Notice was given and mailed January 31, 2008.

      The purpose of this meeting is to elect directors, appoint officers, form an audit committee, and to discuss and formulate the overall strategy of the Company.

      The Company was incorporated in the State of Nevada, United States of America on January 26, 2007 and its fiscal year ends is September 30. Jamaica Jim, Inc. is organized under the laws of the State of Nevada to market various products, including suntan lotions, sun block lotions, T-Shirts, sunglasses and accessories, cigars, alcoholic beverages, etc., under the trademarked brand named Jamaica Jim. Jamaica Jim, Inc. will contract to produce, distribute, and sell suntan oil and sunscreen lotion as well as the above mentioned products.

      We cannot anticipate at this time that enough positive internal operating cash flow until such time as we can generate sustained and substantial revenues. In the event we cannot obtain the necessary capital to pursue our strategic plan, we may have to cease or significantly curtail our operations. This would materially impact our ability to continue operations.

      Our near term cash requirements are anticipated to be offset through the receipt of funds from private placement offerings and loans obtained through private sources. Since inception, we have financed cash flow requirements through the issuance of common stock for cash and services. As we expand operational activities, we may experience net negative cash flows from operations and will be required to obtain additional financing to fund operations through common stock offerings and bank borrowings to the extent necessary to provide working capital.

      Over the next twelve months we believe that existing capital and anticipated funds from operations may not be sufficient to sustain operations and planned expansion. Consequently, we may be required to seek additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities. No assurance can be made that such financing would be available, and if available it may take either the form of debt or equity. In either case, the financing could have a negative impact on our financial condition and our Stockholders. We anticipate that we may incur additional operating losses over the next twelve months. Our recently developed sources of revenue, as compared to our prior operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their development stage. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade technology and products, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

GOING CONCERN

      The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

      The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company has limited capital with which to pursue its business plan. There can be no assurance that the Company's future operations will be significant and profitable, or that the Company will have sufficient resources to meet its objectives.

      These financial statements have been prepared on a going concern basis. The Company has a working capital deficiency of $00.00, and has accumulated deficit of $00.00 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern.

      Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

ITEM 3.    CONTROLS AND PROCEDURES

         Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Based on this evaluation, our principal executive officer and our principal financial officer concluded that our disclosure controls and procedures were effective as of the end of the period covered by this report. There were no changes in our internal control over financial reporting during the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

    Jamaica Jim, Inc. Interim Quarterly Financial Statement Ending 3/31/2008

                                                                               Page
                                                                              Number
                                                                              ------
            FINANCIAL INFORMATION                                               18
ITEM 1.     Financial Statements                                                18
            Consolidated Balances Sheets (unaudited)                            19
            Consolidated Statements of Operations (unaudited)                   20
            Consolidated Statements of Stockholder Equity                       21
            Consolidated Statements of Cash Flows (unaudited)                   22
            Notes to the Consolidated Financial Statements                      23
ITEM 2.     Management's Discussion and Analysis of Financial Condition
            and Plan of Operations                                              27
ITEM 3.     Controls and Procedures                                             30

                                  FINANCIAL INFORMATION

ITEM 1.

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
------------------------
PCAOB REGISTERED

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Board of Directors
Jamaica Jim Inc
(A Development Stage Company)

We have reviewed the accompanying balance sheets of Jamaica Jim Inc as of March 31, 2008, and the related condensed consolidated statements of operations, stockholders' equity (deficit), and cash flows for the three-month and six-month periods ended March 31, 2008 and inception January 26, 2007 through March 31, 2008. These interim financial statements are the responsibility of the Corporation's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such condensed consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/S/ MOORE & ASSOCIATES, CHARTERED
Las Vegas, Nevada
April 28, 2008

      2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499
      ---------------------------------------------------------------------
                               FAX: (702)253-7501
                               ------------------

                              FINANCIAL STATEMENTS

                                JAMAICA JIM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCES SHEETS
                   FOR THE PERIOD JANUARY 26, 2007 (INCEPTION)
               TO SEPTEMBER 30, 2007 (END OF FISCAL YEAR)-AUDITED
   AND THE THREE MONTH PERIOD DECEMBER 31, 2007 TO MARCH 31, 2008 - UNAUDITED

                                                                                       UNAUDITED      AUDITED
                                                                                     --------------------------
                                                                                     THREE MONTHS   FISCAL YEAR
                                                                                        ENDING        ENDING
                                                                                      3/31/2008      9/30/2007
                                                                                     ------------   -----------
ASSETS:
Current Assets:
Cash .............................................................................   $          0   $         0
                                                                                     ------------   -----------
Inventory ........................................................................              0             0
                                                                                     ------------   -----------
Totals Current Assets ............................................................   $          0   $         0
                                                                                     ------------   -----------
Long Term Assets - Trademark .....................................................         61,300        61,300
                                                                                     ------------   -----------
Total Assets .....................................................................         61,300        61,300
                                                                                     ------------   -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses ............................................   $          0   $         0
                                                                                     ------------   -----------
Total Current Liabilities ........................................................              0             0
                                                                                     ------------   -----------
Long Term Liabilities ............................................................              0             0
Stockholders' Equity:
Common Stock, $0.001 par value, 10,000,000 shares authorized, 6,000,000 shares
issued and outstanding ...........................................................          6,000         6,000
Additional paid-in capital .......................................................         55,300        55,300
Accumulated Deficit ..............................................................              0             0
                                                                                     ------------   -----------
Total Stockholders' Equity .......................................................         61,300        61,300
                                                                                     ------------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .......................................   $     61,300   $    61,300
                                                                                     ------------   -----------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                JAMAICA JIM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                   FOR THE PERIOD JANUARY 26, 2007 (INCEPTION)
               TO SEPTEMBER 30, 2007 (END OF FISCAL YEAR)-AUDITED
   AND THE THREE MONTH PERIOD DECEMBER 31, 2007 TO MARCH 31, 2008 - UNAUDITED

                                                                                                              PERIOD
                                                                                                         JANUARY 26, 2007
                                      THREE MONTHS      THREE MONTHS     SIX MONTHS       SIX MONTHS       (INCEPTION)
                                          ENDED            ENDED           ENDED            ENDED          TO MARCH 31,
                                     MARCH 31, 2008   MARCH 31, 2007   MARCH 31, 2008   MARCH 31, 2007         2008
                                     --------------   --------------   --------------   --------------   ----------------
Revenue ..........................   $            0   $            0   $            0   $            0   $              0
Expenses
General and administrative
expenses .........................                0                0                0                0                  0
Total Expenses
Net (Loss) .......................   $            0   $            0   $            0   $            0   $              0
Weighted average number of
common shares outstanding -
basic and fully diluted ..........        6,000,000        6,000,000        6,000,000        6,000,000          6,000,000
Net loss per share - basic and
fully diluted ....................                0                0                0                0                  0

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                JAMAICA JIM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                   FOR THE PERIOD JANUARY 26, 2007 (INCEPTION)
               TO SEPTEMBER 30, 2007 (END OF FISCAL YEAR)-AUDITED
   AND THE THREE MONTH PERIOD DECEMBER 31, 2007 TO MARCH 31, 2008 - UNAUDITED

                                                       COMMON STOCK        ADDITIONAL
                                                 -----------------------     PAID-IN    ACCUMULATED
                                                    SHARES       AMOUNT      CAPITAL      DEFICIT       TOTALS
                                                 -----------   ---------   ----------   -----------   ----------
Balance - January 26, 2007 ...................             -   $       -   $        -   $         -   $        -
Shares issued to founder for services ........             0           0          .00             -            0
Shares issued for services ...................       358,500         358          .00             -          358
Shares issued for cash .......................     5,641,500       5,641       55,301             -       60,942
Net loss .....................................             -           -            -             0            0
                                                 -----------   ---------   ----------   -----------   ----------
Balance - December 31, 2007 ..................     6,000,000   $   5,999   $   55,301   $             $   61,300
                                                 ===========   =========   ==========   ===========   ==========
Balance - December 31, 2007 ..................             -   $       -   $        -   $         -   $        -
Shares issued to founder for services ........             0           0          .00             -            0
Shares issued for services ...................       358,500         358          .00             -          358
Shares issued for cash .......................     5,641,500       5,641       55,301             -       60,942
Net loss .....................................             -           -            -             0            0
                                                 -----------   ---------   ----------   -----------   ----------
Balance - March 31, 2008 .....................     6,000,000   $   5,999   $   55,301   $             $   61,300
                                                 ===========   =========   ==========   ===========   ==========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                JAMAICA JIM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                   FOR THE PERIOD JANUARY 26, 2007 (INCEPTION)
               TO SEPTEMBER 30, 2007 (END OF FISCAL YEAR)-AUDITED
   AND THE THREE MONTH PERIOD DECEMBER 31, 2007 TO MARCH 31, 2008 - UNAUDITED

                                                                                                   AUDITED
                                                                                                   PERIOD
                                                                                              JANUARY 26, 2007
                                                        SIX MONTHS ENDED   SIX MONTHS ENDED      (INCEPTION)
                                                         MARCH 31, 2008     MARCH 31, 2007    TO MARCH 31, 2008
                                                        ----------------   ----------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss) ..........................................   $              0   $              0   $               0
                                                        ----------------   ----------------   -----------------
Adjustments to reconcile net loss to net cash
used in operating activities:
Stock issued for services ...........................                  0                  0                   0
                                                        ----------------   ----------------   -----------------
Changes in assets and liabilities:
Increase in accounts payable ........................                  0                  0                   0
                                                        ----------------   ----------------   -----------------
Net Cash Used in Operating Activities ...............                  0                  0                   0
                                                        ----------------   ----------------   -----------------
CASH FLOW FROM FINANCING ACTIVITIES:
Issuance of common stock ............................             61,300             61,300              61,300
                                                        ----------------   ----------------   -----------------
Net Cash Provided By Financing Activities ...........                  0                  0                   0
                                                        ----------------   ----------------   -----------------
Increase (Decrease) in Cash .........................                  0                  0                   0
                                                        ----------------   ----------------   -----------------
Cash and Cash Equivalents - Beginning of period .....                  0                  0                   0
                                                                           ----------------   -----------------
CASH AND CASH EQUIVALENTS - END OF PERIOD ...........   $         61,300   $         61,300   $          61,300
                                                        ----------------   ----------------   -----------------
Supplemental Cash Flow Information:
Interest paid .......................................   $              -   $              -   $               -
                                                                           ----------------   -----------------
Taxes paid ..........................................   $              -   $              -   $               -
                                                        ----------------   ----------------   -----------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                JAMAICA JIM INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2008
                             (STATED IN US DOLLARS)

NOTE 1 NATURE AND CONTINUANCE OF OPERATIONS
-------------------------------------------

      The Company was incorporated in the State of Nevada, United States of America on January 26, 2007 and its fiscal year ends is September 30. Jamaica Jim, Inc. is organized under the laws of the State of Nevada to market various products, including suntan lotions, sun block lotions, T-Shirts, sunglasses and accessories, cigars, alcoholic beverages, etc., under the trademarked brand named Jamaica Jim. Jamaica Jim, Inc. will contract to produce, distribute, and sell suntan oil and sunscreen lotion as well as the above mentioned products.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------

      The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

      The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

DEVELOPMENT STAGE COMPANY
-------------------------

      The Company complies with Financial Accounting Standard Board Statement ("FAS") No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

REVENUE RECOGNITION
-------------------

      We recognize revenue from product sales when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collection is reasonably assured. Product sales and shipping revenues, net of promotional discounts, rebates, and return allowances, are recorded when the products are shipped and title passes to customers.

IMPAIRMENT OF LONG-LIVED ASSETS
-------------------------------

      Capital assets are reviewed for impairment in accordance with FAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", which was adopted effective January 1, 2002. Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

TECHNOLOGY AND CONTENT
----------------------

      Technology and content expenses consist principally of consultants' fees and expenses related to trademark website development, editorial content, and systems support. Technology and content costs are expensed as incurred.

FOREIGN CURRENCY TRANSLATION
----------------------------

      The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", since the functional currency of the Company is U.S. dollars, the foreign currency financial statements of the Company's subsidiaries are re-measured into U.S. dollars. Monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date. Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders' equity accounts and furniture and equipment are translated by using historical exchange rates. Any re-measurement gain or loss incurred is reported in the income statement.

NET LOSS PER SHARE
------------------

      Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflect the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

STOCK-BASED COMPENSATION
------------------------

      The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

INCOME TAXES
------------

      The Company uses the asset and liability method of accounting for income taxes in accordance with FAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

      The carrying value of the Company's financial instruments consisting of cash, accounts payable and accrued liabilities, agreement payable and due to related party approximate their carrying value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency, or credit risks arising from these financial instruments.

RECENT ACCOUNTING PRONOUNCEMENTS
--------------------------------

      In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that requires or permits fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning October 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

      In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006 which for the Company would be September 30, 2007. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

      In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006 which for the Company would be February 1, 2007? The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

      In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

NOTE 3 CAPITAL STOCK
--------------------

      The total number of common shares authorized that may be issued by the Company is 10,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized. During the period from January 26, 2007 (inception) to March 31, 2008, the Company issued 6,000,000 shares of common stock to its directors and consultants for $0.0102 per share valued at approximately $61,300.00.

      The shares of James L. Silvester, the Company's largest shareholder, are included as part of this offering.

      As of March 31, 2008, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 4 RELATED PARTY TRANSACTIONS
---------------------------------

      a) The President of the Company provides management services to the Company at no charge.

      b) The President of the Company provides office rent to the Company. The rent is valued at $200 per month, but is provided free of charge. During the period ended September 30, 2007 office rent valued $1,600.00 was provided to the Company. During the three month period ending March 31, 2008, the Company President continued to provide office space to the Company free of charge valued at $200.00 per month for a total value of $600.00.

      c) As at September 1, 2007, and continuing through the three month period ending March 31, 2008, the President of the Company provided management services to the Company free of charge and paid for the Company's operational expenses without the anticipation of additional remuneration either in the form of cash, equity, or debt.

NOTE 5 INCOME TAXES
-------------------

      There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has generated no income since its inception on January 26, 2007. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets are as follows:

         Deferred tax assets:
           Net operating loss carry-forwards ...............   $       0
           Valuation allowance for deferred tax assets .....           0
                                                               ---------
           Net deferred tax assets .........................   $       0
                                                               =========

      Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Utilization of the net operating loss may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

NOTE 6 GOING CONCERN
--------------------

      The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

      In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and
(2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

      The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 7: ONGOING INTERNAL CONTROL EVALUATION
-------------------------------------------

      James L. Silvester, has served as Assistant Vice President of First Federal Savings and Loan, Vice President of Mortgage America, and President of BAS Mortgage. He was twice approved by the Virginia Bureau of Financials to hold a mortgage license. No stop orders of any kind have been issued against Mr. Silvester and he is a passed the Series 63 (Uniform Securities Agent State Law) exam. He holds an MBA degree in finance and taught corporate and business finance on the college level. He is a noted business author (books and articles) on entrepreneurial issues and currently operates a business and financial consulting firm in Virginia. JAMAICA JIM AUDIT CONTROL PROGRAM

      The Company operates on a cash basis whereas revenues are recognized and recorded when physically received and expenses are recognized when physically paid.

      All checks are written with an appropriate account number on each check taken from the chart of accounts, and posted in the memo section of the check designating the proper expense category. All journal transactions are coded with appropriate account numbers from the table of accounts designing the proper expense category.

      All purchase transactions are made by "purchase order requisition (PO)". When a purchase transaction is paid, a check number, or journal transaction number if paid by electronic transfer, is entered upon the PO and conversely a PO number is applied to the check or journal transaction entry.

      All business and financial decisions and transactions will be conducted employing only proper ethnics. No assets will be overstated in value or liabilities understand in value. All acquisitions will be based on fair evaluation and appraisal. The following statement shall be incorporated into the bylaws of the Company, "SHOULD INVESTIGATIONS AND APPRAISALS BE CALLED FOR BY STOCKHOLDERS REPRESENTING TWENTY (20) PERCENT OR MORE OF THE VOTING SHARES OF THE COMPANY ON ANY MATTER, THEN NO LESS THAN TWO NON-AFFILIATE LICENSED ANALYSTS AND/ OR APPRAISERS WILL BE SELECTED BY MAJORITY VOTE OF ABOVE REFERENCED SHAREHOLDERS TO RENDER INDEPENDENT VALUE JUDGMENTS AND OPINIONS ON ANY BUSINESS OR FINANCIAL TRANSACTION DEEMED SUSPECT BY SAID STOCKHOLDERS."

      The board of directors has been expanded to seven (7) members, one of which is an outside director. The of board of directors has appointed an "audit and acquisitions" committee of the board with the responsibility of overseeing all financials audits conducted by the Company and also act as a reviewer of any acquisitions being considered. At least one "outside" board of director's member shall sit on the audit and acquisition committee.

      Upon the expansion of the board of directors as recited above, two signatures will be required on all checks and for all electronic transfers.

NOTE 8: SEC REGISTRATION STATEMENT
------- --------------------------

      The Company filed a Form SB-2 registration statement with the United States Securities And Exchange Commission on December 13, 2007 on behalf of selling shareholders. This registration statement became effective on January 8, 2008 at 12 noon.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
-------------------------------------------------------------------------
DISCLOSURE
----------

      The accounting firm of Moore & Associates, Chartered Accountants, and Advisors audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

      This statement may include projections of future results and "forward looking statements" as that term is defined in Section 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this Quarterly Report, other than statements of historical fact, are forward looking statements. Although management believes that the expectations reflected in these forward looking statements are reasonable, it can give no

SUMMARY OF OPERATIONS

      During the three month period ending March 31, 2008 Jamaica Jim, Inc. had no business operations and is still considered a development stage company.

INVESTOR RELATIONS & MARKET MAKER

      The company currently has 6,000,000 common shares outstanding representing 52 shareholders. Company management had called for a general shareholder's meeting, scheduled for Friday, February 22, 2008 which was held and further explain on Page 12, Item 4 herein. The purpose of this meeting is to elect directors, appoint officers, and to set the general business operational direction of the Company.

      The Company is pursuing its goal of securing a FINRA Market Maker in order to secure listing on the Over-The-Counter Bulletin Board. Negotiations with BMA Securities of Rolling Hills Estates, California were terminated. The Company has since entered talks with of Pennaluna & Company of Coeur d'Alene, Idaho. Pennaluna & Company has filed a form 211 application with the Financial Industry Regulatory Authority (FINRA) to secure a ticker symbol and listing on the OTC Bulletin Board. FINRA has reviewed the application and issues relating to said application are pending. The Company had no prior relationship with Pennaluna or its principals.

EMPLOYEES/CONSULTANTS

      Jamaica Jim, Inc. currently has one full time and three part time employees. James L. Silvester manages the Company's affairs without pay. Services are provided by StockTransfer.Com, of Burlington, Vermont, who serves as our Stock Transfer Agent. The Company retains, Thomas Cooke, of Las Vegas, Nevada as the our legal counsel in matters related to the United States Securities and Exchange Commission (SEC) and Moore & Associates, of Las Vegas, concerning SEC related accounting issues.

CORPORATE OFFICE

      The Company maintains commercial office space located at 1114 Fairfax Pike, Suite #26, Stephens City, VA.

FINANCIAL SUMMARY

RESULTS OF OPERATIONS FOR THE THREE-MONTHS ENDED MARCH 31, 2008

      The Company reports no revenues or expenses for the three months ended March 31, 2008; versus no revenues or expenses for the fiscal year ended September 30, 2007. Therefore there is no basis of comparison from prior periods.

LIQUIDITY AND CAPITAL RESOURCES

      During the 3-months ended March 31, 2008 the Company's cash and capital position did not change from the previous comparative period of fiscal year ending September 30, 2007 and first quarter ending December 31, 2007. Management will pay and absorb all Company expenses until disclosed otherwise. To date, those combined expenses are approximately $20,000.00.

MANAGEMENT'S PLAN OF OPERATIONS

      Company Management has called for a General Shareholder's Meeting. Notice was given and mailed January 31, 2008.

      The purpose of this meeting is to elect directors, appoint officers, form an audit committee, and to discuss and formulate the overall strategy of the Company.

      The Company was incorporated in the State of Nevada, United States of America on January 26, 2007 and its fiscal year ends is September 30. Jamaica Jim, Inc. is organized under the laws of the State of Nevada to market various products, including suntan lotions, sun block lotions, T-Shirts, sunglasses and accessories, cigars, alcoholic beverages, etc., under the trademarked brand named Jamaica Jim. Jamaica Jim, Inc. will contract to produce, distribute, and sell suntan oil and sunscreen lotion as well as the above mentioned products.

      We cannot anticipate at this time that enough positive internal operating cash flow until such time as we can generate sustained and substantial revenues. In the event we cannot obtain the necessary capital to pursue our strategic plan, we may have to cease or significantly curtail our operations. This would materially impact our ability to continue operations.

      Our near term cash requirements are anticipated to be offset through the receipt of funds from private placement offerings and loans obtained through private sources. Since inception, we have financed cash flow requirements through the issuance of common stock for cash and services. As we expand operational activities, we may experience net negative cash flows from operations and will be required to obtain additional financing to fund operations through common stock offerings and bank borrowings to the extent necessary to provide working capital.

      Over the next twelve months we believe that existing capital and anticipated funds from operations may not be sufficient to sustain operations and planned expansion. Consequently, we may be required to seek additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities. No assurance can be made that such financing would be available, and if available it may take either the form of debt or equity. In either case, the financing could have a negative impact on our financial condition and our Stockholders. We anticipate that we may incur additional operating losses over the next twelve months. Our recently developed sources of revenue, as compared to our prior operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their development stage. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade technology and products, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

GOING CONCERN

      The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

      The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company has limited capital with which to pursue its business plan. There can be no assurance that the Company's future operations will be significant and profitable, or that the Company will have sufficient resources to meet its objectives.

      These financial statements have been prepared on a going concern basis. The Company has a working capital deficiency of $00.00, and has accumulated deficit of $00.00 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern.

      Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

ITEM 3.    CONTROLS AND PROCEDURES

      Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Based on this evaluation, our principal executive officer and our principal financial officer concluded that our disclosure controls and procedures were effective as of the end of the period covered by this report. There were no changes in our internal control over financial reporting during the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Officer and Directors

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

      (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

      (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

      (3) a transaction from which the director derived an improper personal profit; and

      (4)   willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

      (1)   such indemnification is expressly required to be made by law;

      (2)   the proceeding was authorized by our Board of Directors;

      (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada State law; or

      (4)   such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

SEC Registration Fee                               $  184.20
Accounting Fees and Expenses                       $1,000.00
Legal Fees and Expenses                            $2,000.00
Printing Expenses                                          -
Transfer Agent Fee                                 $       0*
Total                                              $3,184.20

* Paid In Shares-10,000 Shares

All amounts are estimates other than the Commission's registration fee.

Recent Sales of Unregistered Securities

Other Issuances To Consultants

During January 2007, the Company issued 358,500 of its $0.001 par value common stock for consulting services. The consultants, Carolyn Avera, Lisa Chisholm, Ben Dick, Richard Helm, Mike March, Hilda Petrucci, Tim Rogers, Chris Scott, Ariel Shry, Mindy Self, Jonathan Silvester, Nick Silvester and Jason Tevalt, provided business consulting advice in reference to organizational and start up matters, legal issues, accounting issues, web design, and trademark procedure and defense. For accounting purposes the Company places a zero (0) value on these shares. We believe that the issuance of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by us and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of our company that contained the relevant information needed to make his investment decision. We reasonably believed that the recipient, immediately prior to issuing the shares, had such knowledge and experience in our financial and business matters that he was capable of evaluating the merits and risks of his investment. The recipient had the opportunity to speak with our management on several occasions prior to his investment decision. There were no commissions paid on the issuance and sale of the shares.

Other Issuances and Sales

374,500 shares were distributed to family members and friends of the top five original shareholders (without any monetary or other consideration being received) in which the shares referenced above were disbursed from original amounts procured and in accordance with instructions from those shareholders cited above.


With respect to each transaction listed above, no general solicitation was made by either the Registrant or any person acting on its behalf. The initial registration statement becaame effective as of January 8, 2008. Two additional amendments to this registration statement have been filed with the SEC and can be viewed on the SEC's Edgar website at http://www.sec.gov.


None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to the purchaser.

Exhibits And Financial Statement Schedules

Exhibit Number     Description
3.1                (a)Articles of Incorporation for Jamaica Jim, Inc.*

3.2                Bylaws Jamaica Jim, Inc.*

5.1                Legal Opinion and Consent of Legal Counsel - Thomas C. Cook,
                   Esquire

23.1               Consent of Auditor - Moore & Associates

23.2 Consent of Legal Counsel - Thomas C. Cook, Esquire (included in Exhibit 5.1)

                                  Undertakings

We hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i. To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

      ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase, or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      iii. To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.    For determining any liability under the Securities Act of 1933:

i. we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b) (1), or
      (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement and that offering of the securities at that time as the initial bona fide offering of those securities.

ii. we shall treat each prospectus filed by us pursuant to Rule 424(b) (3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b) (2), (b) (5), or (b) (7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1) (i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

iii. we shall treat each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

                                   Signatures

In accordance with the requirements of the Securities Act, Jamaica Jim Inc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an amended Form SB-2 or Form S-1 and authorized this Prospectus on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stephen City, Virginia, U.S.A., on this 21th of May, 2008.

                                           JAMAICA JIM INC.

                                       By: /s/ James Silvester
                                           -----------------------
                                           James Silvester
                                           President, Chief Executive Officer,
                                           Director, and Secretary

                                           JAMAICA JIM INC.

                                       By: /s/ James Silvester
                                           -----------------------
                                           James Silvester
                                           Chief Financial Officer and Treasurer
                                           Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number     Description
3.1                (a)Articles of Incorporation for Jamaica Jim, Inc.*

3.2                Bylaws Jamaica Jim, Inc.*

5.1                Legal Opinion and Consent of Legal Counsel - Thomas C. Cook,
                   Esquire

23.1               Consent of Auditor - Moore & Associates

23.2 Consent of Legal Counsel - Thomas C. Cook, Esquire (included in Exhibit 5.1)

----------------
* Previously filed.